EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 10, 2016
among
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP,
as the Borrower,
ASHFORD HOSPITALITY PRIME, INC.,
as the Parent,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
L/C Issuer,
and
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,
as Sole Lead Arranger and Sole Bookrunner
KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Documentation Agent

i

Article IV. Conditions Precedent To Credit Extensions		61
4.01	Conditions of Initial Credit Extension	61
4.02	Conditions to All Credit Extensions	63
Article V. Representations and Warranties		64
5.01	Existence, Qualification and Power	64
5.02	Authorization; No Contravention	64
5.03	Governmental Authorization; Other Consents	64
5.04	Binding Effect	65
5.05	Financial Statements; No Material Adverse Effect.	65
5.06	Litigation	65
5.07	No Default	65
5.08	Ownership of Property; Liens; Investments.	66
5.09	Environmental Compliance.	66
5.10	Insurance	67
5.11	Taxes	67
5.12	ERISA Compliance.	67
5.13	Subsidiaries and JV Subsidiaries; Equity Interests; Loan Parties	68
5.14	Margin Regulations; Investment Company Act.	68
5.15	Disclosure	69
5.16	Compliance with Laws	69
5.17	Taxpayer Identification Number	69
5.18	Intellectual Property; Licenses, Etc.	69
5.19	Solvency	69
5.20	Casualty, Etc	69
5.21	Labor Matters	70
5.22	Collateral Documents	70
5.23	OFAC	70
5.24	Nature of Business	70
5.25	Anti-Corruption Laws	70
5.26	EEA Financial Institutions	70
Article VI. Affirmative Covenants		70
6.01	Financial Statements	70
6.02	Certificates; Other Information	71
6.03	Notices	73
6.04	Payment of Obligations	74

6.05	Preservation of Existence, Etc	74
6.06	Maintenance of Properties	74
6.07	Maintenance of Insurance	74
6.08	Compliance with Laws	74
6.09	Books and Records	74
6.10	Inspection Rights	74
6.11	Use of Proceeds	75
6.12	Covenant to Guarantee Obligations and Give Security.	75
6.13	Compliance with Environmental Laws	76
6.14	Further Assurances	76
6.15	Compliance with Terms of Leaseholds	76
6.16	Lien Searches	76
6.17	Material Contracts	77
6.18	Cash Collateral Accounts	77
6.19	Maintenance of Listing	77
6.20	Anti‑Corruption Laws	77
Article VII. Negative Covenants		77
7.01	Liens	77
7.02	Indebtedness	78
7.03	Investments	78
7.04	Fundamental Changes	79
7.05	Dispositions	79
7.06	Restricted Payments	80
7.07	Change in Nature of Business	80
7.08	Transactions with Affiliates	80
7.09	Burdensome Agreements	80
7.10	Use of Proceeds	80
7.11	Financial Covenants.	80
7.12	Capital Expenditures	82
7.13	Amendments of Organization Documents	82
7.14	Accounting Changes	82
7.15	Sanctions	82
7.16	Anti-Corruption Laws	82
Article VIII. Events of Default and Remedies		82
8.01	Events of Default	82

8.02	Remedies Upon Event of Default	85
8.03	Application of Funds	85
Article IX. Administrative Agent		86
9.01	Appointment and Authority.	86
9.02	Rights as a Lender	87
9.03	Exculpatory Provisions	87
9.04	Reliance by Administrative Agent	88
9.05	Delegation of Duties	88
9.06	Resignation of Administrative Agent	88
9.07	Non-Reliance on Administrative Agent and Other Lenders	90
9.08	No Other Duties, Etc	90
9.09	Administrative Agent May File Proofs of Claim	90
9.10	Collateral and Guaranty Matters	91
9.11	Releases	92
9.12	Secured Hedge Agreements	93
Article X. Continuing Guaranty		94
10.01	Guaranty	94
10.02	Rights of Lenders	94
10.03	Certain Waivers	94
10.04	Obligations Independent	95
10.05	Subrogation	95
10.06	Termination; Reinstatement	95
10.07	Subordination	95
10.08	Stay of Acceleration	95
10.09	Condition of Borrower	95
Article XI. Miscellaneous		96
11.01	Amendments, Etc	96
11.02	Notices; Effectiveness; Electronic Communication.	97
11.03	No Waiver; Cumulative Remedies; Enforcement	99
11.04	Expenses; Indemnity; Damage Waiver.	100
11.05	Payments Set Aside	102
11.06	Successors and Assigns.	102
11.07	Treatment of Certain Information; Confidentiality	107
11.08	Right of Setoff	108
11.09	Interest Rate Limitation	108

11.10	Counterparts; Integration; Effectiveness	108
11.11	Survival of Representations and Warranties	109
11.12	Severability	109
11.13	Replacement of Lenders	109
11.14	Governing Law; Jurisdiction; Etc.	110
11.15	Waiver of Jury Trial	111
11.16	No Advisory or Fiduciary Responsibility	111
11.17	Electronic Execution of Assignments and Certain Other Documents	112
11.18	USA PATRIOT Act	112
11.19	Time of the Essence	112
11.20	Acknowledgement and Consent to Bail‑In of EEA Financial Institutions	112
11.21	Amendment and Restatement of Existing Credit Agreement	113
11.22	ENTIRE AGREEMENT	113

v

SCHEDULES
2.01    Commitments and Applicable Percentage
5.06    Litigation
5.08(b)    Existing Liens
5.08(c)    Owned and Ground Leased Real Property
5.08(d)    Existing Investments
5.09    Environmental Matters
5.12(d)    ERISA Matters
5.13    Subsidiaries and JV Subsidiaries and Other Equity Investments; Loan Parties
5.18    Intellectual Property Matters
7.09    Burdensome Agreements
11.02    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C    Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Administrative Questionnaire
F-1    Guaranty
F-2    Borrower Guaranty
G    Security Agreement
H    Pledge Agreement
I    Opinion Matters – Counsel to Loan Parties
J    U.S. Tax Compliance Certificates
K    Solvency Certificate

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of November 10, 2016, among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
PRELIMINARY STATEMENTS
The Borrower, the Parent, Bank of America, as Administrative Agent, Swing Line Lender, and L/C Issuer, and certain Lenders are parties to that certain Credit Agreement dated as of November 19, 2013 (as modified and amended prior to the date hereof, the “Existing Credit Agreement”).
The parties hereto desire to amend and restate the Existing Credit Agreement in its entirety.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I.
Definitions and Accounting Terms
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Administrative Agent” means Bank of America (as hereafter defined) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E‑2 or any other form approved by the Administrative Agent.
“Advisor” means Ashford Hospitality Advisor LLC, a Delaware limited liability company, and its successors and assigns.
“Advisory Agreement” means that certain Advisory Agreement dated as of November 19, 2013, by and among Advisor, Borrower and Parent, as amended or assigned from time to time.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders, which on the Closing Date equal $100,000,000.
“Agreement” means this Credit Agreement.

“AH REHE Investment” means, as of the last day of any fiscal quarter, the ownership of the Parent or its Subsidiaries of the equity interests in AIM Real Estate Hedged Equity (U.S.) Fund, LP. For purposes of covenant compliance, the amount of any AH REHE Investment shall be the value of such investment, determined in accordance with GAAP, as shown on the most recent financial statement of the Consolidated Parties and the Controlled JV Subsidiaries delivered in accordance with Section 6.01 hereof.
“AHT” means Ashford Hospitality Trust, Inc., a Maryland corporation.
“AINC Investment” means, as of the last day of any fiscal quarter, the ownership of the Parent or its Subsidiaries of the publicly traded shares in Ashford, Inc. For purposes of covenant compliance, the amount of any AINC Investment shall be valued at the then current market value, calculated by taking the product of the Ashford, Inc. share price as of the last day of such fiscal quarter and the number of shares owned by Parent and its Subsidiaries as of the last day of such fiscal quarter.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, as any such Applicable Percentage may be adjusted as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Margin” means the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Margin
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate / Letters of Credit	Base Rate
1	< 4.0x	2.25%	1.25%
2	>4.0 but <5.0x	2.50%	1.50%
3	>5.0x but <5.5x	2.75%	1.75%
4	>5.5x but ≤6.0x	3.25%	2.25%
5	>6.0x	3.50%	2.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Margin in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 4.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker‑dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.
“Ashford Trust” means Ashford Hospitality Limited Partnership, a Delaware limited partnership.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by investment advisors that are Affiliates.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E‑1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail‑In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Revolving Loan” means a Revolving Credit Loan that is a Base Rate Loan.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateral Account” means a blocked, non-interest bearing deposit account for Cash Collateral of one or more of the Loan Parties at Bank of America (or another commercial bank satisfying the requirements of Section 6.18) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries or Controlled JV Subsidiaries:
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime‑1” (or the then equivalent grade) by Moody’s or at least “A‑1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries or Controlled JV Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x)  the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d‑3 and

13d‑5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)    the Parent shall cease, directly or indirectly, to Control the Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the collateral assignments, security agreements, pledge agreements, any amendments or supplements thereto or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that relates to any of the foregoing or creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or obtains additional Commitments from another Lender, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D or in such other form as may be agreed by Borrower and Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, for the Consolidated Parties on a consolidated basis, EBITDA less an annual replacement reserve equal to 4% of gross property revenues (or pro rata share of gross property revenues from JV Subsidiaries) in the aggregate.
“Consolidated Fixed Charge Coverage Ratio” means, without duplication, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the previous four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for such period. For purposes of this calculation only, cash gains and other income (losses) in respect of Swap Contracts and foreign currency hedges realized during any applicable period shall be (i) deducted from (added to) Consolidated Adjusted EBITDA for such period but only to the extent included in net income when determining Consolidated Adjusted EBITDA and (ii) deducted from (added to) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means, for any period, for the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated Interest Charges for such period, plus (b) current regularly scheduled principal payments on Consolidated Funded Indebtedness for such period (including, for purposes hereof, current scheduled reductions in commitments, but excluding any payment of principal under the Loan Documents, any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it and any amounts paid under a cash flow mortgage applied to principal), plus (c) dividends and distributions paid in cash on preferred stock by the Consolidated Parties on a consolidated basis for such period determined in accordance with GAAP. Preferred stock shall not include any equity in a JV Subsidiary that provides for distributions on account of such equity in accordance with a waterfall provision, priority distribution provision, sequential distribution provision or other similar provision as set forth in the joint venture agreement. The Borrower’s pro rata share of Consolidated Fixed Charges of a JV Subsidiary shall be included in the determination of Consolidated Fixed Charges.
“Consolidated Funded Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the outstanding principal amount of all obligations of the Consolidated Parties on a consolidated basis (other than trade debt incurred in the ordinary course of business not past due for more than 90 days), whether current or long-term, for borrowed money (including all obligations hereunder and under the other Loan Documents) and all obligations of the Consolidated Parties on a consolidated basis evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness of the Consolidated Parties on a consolidated basis, (c) all obligations of the Consolidated Parties on a consolidated basis arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations of the Consolidated Parties on a consolidated basis in respect of forward purchase agreements or the deferred purchase price of any property or services (other than trade accounts payable in the ordinary course of business), in each case evidenced by a binding agreement, (e) Attributable Indebtedness of the Consolidated Parties on a consolidated basis in respect of Capitalized Leases and Synthetic Lease Obligations (the amount of a Capitalized Lease is the capitalized amount of such obligation as would be required to be reflected on a balance sheet prepared in accordance with GAAP, as GAAP is in effect as of the Closing Date), (f) obligations (which will increase

Consolidated Funded Indebtedness) and assets (which will decrease Consolidated Funded Indebtedness) under any Swap Contract or foreign currency hedge, in an amount equal to the Swap Termination Value thereof (net of any cash or Cash Equivalents posted as collateral for such Swap Contracts), and (g) without duplication, all Guarantees of the Consolidated Parties on a consolidated basis with respect to outstanding Consolidated Funded Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Parent, any Subsidiary, or any JV Subsidiary (or Subsidiary thereof). For the avoidance of doubt, Consolidated Funded Indebtedness shall not include intra-company Indebtedness. The Borrower’s pro rata share of Consolidated Funded Indebtedness of a JV Subsidiary shall be included in the determination of Consolidated Funded Indebtedness. Consolidated Funded Indebtedness shall exclude the outstanding principal amount of that certain tax incremental financing loan secured by a subordinate mortgage lien on the Courtyard Philadelphia Downtown hotel.
“Consolidated Interest Charges” means, for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Consolidated Parties on a consolidated basis, in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Consolidated Parties on a consolidated basis with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, as GAAP is in effect as of the Closing Date. The Borrower’s pro rata share of Consolidated Interest Charges of a JV Subsidiary shall be included in the determination of Consolidated Interest Charges.
“Consolidated Leverage Ratio” means, without duplication, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness less Unrestricted Cash as of such date to (b) EBITDA for the period of the four (4) fiscal quarters most recently ended.
“Consolidated Net Income” means, for any period, the net income of the Consolidated Parties on a consolidated basis (excluding extraordinary gains and extraordinary losses and excluding gains and losses from the sale of assets) for such period, calculated in accordance with GAAP.
“Consolidated Parties” means a collective reference to the Parent and its consolidated Subsidiaries; and “Consolidated Party” means any one of them.
“Consolidated Recourse Indebtedness” means, as of any date of determination, for the Consolidated Parties on a consolidated basis, all Secured Indebtedness and Unsecured Indebtedness that is recourse to any Consolidated Party (except to the extent such recourse is limited to customary non-recourse carve-outs, environmental related indemnities, and completion of capital replacements or repairs, or otherwise constitutes Secured Indebtedness or Unsecured Indebtedness that is recourse to a Single Purpose Entity). The Borrower’s pro rata share of Consolidated Recourse Indebtedness of a JV Subsidiary shall be included in the determination of Consolidated Recourse Indebtedness.
“Consolidated Tangible Net Worth” means, as of any date of determination, for the Consolidated Parties on a consolidated basis, Shareholders’ Equity on that date, minus the amount of Intangible Assets, plus the amount of accumulated depreciation; provided, however, that there shall be excluded from the calculation of “Consolidated Tangible Net Worth” any effects resulting from the application of FASB ASC No. 715: Compensation – Retirement Benefits. Consolidated Tangible Net Worth shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Advisor shall not Control or be deemed to Control Borrower or Parent by reason of the Advisory Agreement.
“Controlled JV Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries or Controlled JV Subsidiaries of such Person or by such Person and one or more Subsidiaries or Controlled JV Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“EBITDA” means, with respect to the Consolidated Parties on a consolidated basis for any period (without duplication) Consolidated Net Income (loss) for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such Consolidated Net Income (loss)): (a) depreciation and amortization (but as to Capitalized Leases included as an asset, only depreciation in accordance with GAAP in effect as of the Closing Date); (b) Consolidated Interest Charges; (c) income tax expense; (d) extraordinary or non-recurring gains and losses and unrealized gains and losses; and (e) other non-cash items, including without limitation, non-cash impairment charges, any changes in the fair market value of any Swap Contracts and deferred compensation expense for officers and employees and amortization of stock grants. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141. The Borrower’s pro rata share of EBITDA of a JV Subsidiary shall be included in the determination of EBITDA.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries or Controlled JV Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock (or other ownership or profit interests) in such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock (or other ownership or profit interests) in such Person, all of the securities convertible into or exchangeable for shares of capital stock (or other ownership or profit interests) in such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail‑In Legislation Schedule” means the EU Bail‑In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero (0), such rate shall be deemed zero (0) for purposes of this Agreement provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of Eurodollar Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Subsidiary” means (a) any Subsidiary (i) holding title to or beneficially owning assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or being a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (ii) which (x) is, or is expected to be, prohibited from guaranteeing the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (y) is prohibited from guaranteeing the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Indebtedness, (b) a JV Subsidiary of which more than 5% of the outstanding Equity Interests are owned by another person and that is prohibited from guarantying the Indebtedness of any other person without the consent of such other person, and (c) any Subsidiary of any entity described in clause (a) or (b) above. A Subsidiary or JV Subsidiary shall no longer be considered an Excluded Subsidiary when it ceases to be subject to the circumstances or restrictions which caused it to be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest or lien to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Sections 22 and 24 of the Guaranty, as applicable, and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest or lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty, security interest, or lien is or becomes excluded in accordance with the first sentence of this definition. A Swap Obligation that is an Excluded Swap Obligation with respect to a particular Guarantor shall not be an Excluded Swap Obligation with respect to any other Loan Party unless that Swap Obligation is an Excluded Swap Obligation with respect to such other Loan Party pursuant to the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning specified in the Preliminary Statements.
“Extended Maturity Date” means, (a) with respect to the first requested extension pursuant to Section 2.14, if any, November 10, 2020, and (b) with respect to the second requested extension pursuant to Section 2.14, if any, November 10, 2021.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means that certain Arrangement and Agency Fee Letter, dated September 15, 2016, among the Borrower, the Parent, the Administrative Agent and the Arranger.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) the Parent, (b) all Subsidiaries and JV Subsidiaries of the Parent that have executed the Guaranty (or an addendum thereto in the form attached to the Guaranty) or any Collateral Document, (c) with respect to Obligations owing by any Loan Party or any Subsidiary or JV Subsidiary of a Loan Party (other than the Borrower) under any Secured Hedge Agreement, the Borrower, and (d) with respect to the payment and performance by each Specified Loan Party (as such term is defined in the Guaranty) of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower; provided that “Guarantors” shall not include (i) all Subsidiaries or JV Subsidiaries of the Borrower that have been released from the Guaranty or that are not required to execute a Guaranty pursuant to the terms of this Agreement, (ii) Excluded Subsidiaries, and (iii) any CFC or a Subsidiary that is held directly or indirectly by a CFC.
“Guaranty” means, collectively, the Guaranty made by the Parent under Article X in favor of the Secured Parties, the Amended and Restated Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F-1, and the Amended and Restated Guaranty made by the Borrower in favor of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract with any Loan Party permitted under Article VI and Article VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.
“Impacted Loans” has the meaning specified in Section 3.03.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any return of capital payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, but excluding any such obligations (i) to the extent the obligation may be satisfied by the issuance of any Equity Interests in such Person or any other Person, (ii) constituting an Investment, including any purchase agreement to acquire a new Subsidiary or interest in a new or existing JV Subsidiary (or Subsidiary of a JV Subsidiary), or (iii) contained in the organizational documents of a JV Subsidiary (or Subsidiary of a JV Subsidiary); and
(h)    all Guarantees of such Person in respect of any of the foregoing (other than Guarantees limited to customary non-recourse carve-outs, environmental related indemnities, and completion of capital replacements or repairs).
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any JV Subsidiary (other than a JV Subsidiary that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person or such Person is itself a corporation or limited liability company. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (net of any cash or Cash Equivalents posted as collateral for such Swap Contract).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Maturity Date” means November 10, 2019.
“Initial Properties” means the Hilton La Jolla Torrey Pines hotel in La Jolla, California, the Capital Hilton hotel in Washington, D.C., the Marriot Plano Legacy Town Center hotel in Plano, Texas, the Seattle Marriot Waterfront hotel in Seattle, Washington, the Courtyard San Francisco Downtown hotel in San Francisco, California, the Courtyard Philadelphia Downtown hotel in Philadelphia, Pennsylvania, and the Renaissance Tampa International Plaza hotel in Tampa, Florida.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or as automatically continued pursuant to the provisions of Section 2.02(a) hereof; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount of equity actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary or Controlled JV Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“JV Subsidiary” means any entity in which Borrower owns, directly and indirectly, less than 100% of the equity interests, excluding (i) the AINC Investment and any investment in the securities of any publicly traded company constituting less than 5% of the outstanding class of such securities and (ii) with respect to the calculation of the financial covenants set forth in Section 7.11 hereof, the related definitions, and Section 7.03, Ashford, Inc. and AIM Real Estate Hedged Equity (U.S.) Fund, LP.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, and (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a)  a material adverse effect upon the operations, performance, business, properties or condition (financial or otherwise) of the Parent and its Subsidiaries and Controlled JV Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any other Loan Party taken as a whole to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material provision of any Loan Document to which it is a party.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means (a) if the Initial Maturity Date is not extended to the Extended Maturity Date pursuant to Section 2.14, then the Initial Maturity Date, and (b) if the Initial Maturity Date is extended to the Extended Maturity Date pursuant to Section 2.14, then the Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, then the Maturity Date shall be the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Net Assets” means the greater of (i) zero and (ii) the amount equal to (a) all assets (other than cash, Cash Equivalents, marketable securities, Real Properties and intangible assets) of the Consolidated Parties, minus (b) all liabilities (other than Indebtedness and intangible liabilities) of the Consolidated Parties.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Parent” has the meaning specified in the introductory paragraph hereto.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent, the Borrower or any ERISA Affiliate or any such Plan to which the Parent, the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” has the meaning specified in Section 4.01(a)(iii).

“Pledged Debt Instruments” has the meaning specified in Section 1 of the Security Agreement.
“Pledged Equity” means the Pledged Shares and the Pledged Interests, each as defined in Section 1 of the Pledge Agreement.
“Public Lender” has the meaning specified in Section 6.02.
“Real Properties” means, at any time, a collective reference to each of the facilities and real properties owned or leased by the Borrower or any Subsidiary or JV Subsidiary or in which any such Person has an interest at such time; and “Real Property” means any one of such Real Properties.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 11.06(c).
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or other executive officer of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property, but excluding dividends and distributions payable in equity interests) with respect to any capital stock or other Equity Interest of the Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent’s shareholders, partners or members (or the equivalent Person thereof).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VI and Article VII that is entered into by and between any Loan Party and any Hedge Bank that expressly provides that it is secured by the Collateral.
“Secured Indebtedness” means, for any given calculation date, without duplication, the total aggregate principal amount of any Indebtedness of the Consolidated Parties on a consolidated basis that is secured in any manner by any Lien. The Borrower’s pro rata share of Secured Indebtedness of a JV Subsidiary shall be included in the determination of Secured Indebtedness.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks under any Secured Hedge Agreement, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” has the meaning specified in Section 4.01(a)(iii).
“Shareholders’ Equity” means, as of any date of determination, the consolidated shareholders’ equity of the Consolidated Parties as of that date determined in accordance with GAAP.
“Significant Acquisition” means the acquisition (in one or a series of transactions) of assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration of equal to or greater than $75,000,000.
“Single Purpose Entity” means a Person (other than an individual) that (a) owns one or more properties or assets, (b) is engaged only in the business of owning, developing and/or leasing such properties or assets, and (c) receives substantially all of its gross revenues from such properties or assets. In addition, if the assets of a person consists solely of (i) equity interests in one or more Single Purpose Entities and (ii) cash and other assets of nominal value incidental to such person's ownership of the other Single Purpose Entities, such person shall also be deemed to be a Single Purpose Entity.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” of a Person means a corporation, partnership, limited liability company or other entity in respect of which 100% of the Equity Interests therein are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person. As used in this Agreement, the Borrower shall be deemed a Subsidiary of Parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other netting or master agreement (any such netting or master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $25,000,000.
“Total Asset Value” means the sum of all of the following (without duplication) of the Consolidated Parties: (a) cash, Cash Equivalents and marketable securities, plus (b) the undepreciated GAAP book value of all Real Properties, plus (c) Other Net Assets. The Borrower’s pro rata share of Total Asset Value of a JV Subsidiary shall be included in the determination of Total Asset Value.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“Unpledgeable Subsidiary” means (a) any Subsidiary (i) holding title to or beneficially owning assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or being a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (ii) the Equity Interests in which may not be pledged as security to any Person pursuant to restrictions contained in (x) any document, instrument or agreement evidencing such Secured Indebtedness or (y) such Subsidiary’s organizational documents included as a condition or anticipated condition to the extension of such Secured Indebtedness, (b) any JV Subsidiary of which more than 5% of the outstanding Equity Interests are owned by another person and the Equity Interests of such JV Subsidiary may not be pledged as security to any Person without the consent of such other person, and (c) any Subsidiary of an entity described in clause (a) or (b) above.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, as of any date of determination, without duplication, (a) all “cash and cash equivalents” (as set forth on the balance sheet of the Parent), (b) the AH REHE Investment, (c) the AINC Investment, (d) cash held by property managers, (e) amounts representing “Restricted Cash,” “Marketable Securities,” and “Due From Third Party Hotel Managers” (each as set forth on the balance sheet of the Parent) of the Parent and its Subsidiaries, including its pro rata share of such amounts of any JV Subsidiaries; provided that, “Unrestricted Cash” shall exclude the items set forth in clauses (b), (c), (d), and (e) above to the extent such items exceed $100,000,000 in the aggregate.

“Unsecured Indebtedness” means all Indebtedness of the Consolidated Parties which is not Secured Indebtedness. The Borrower’s pro rata share of Unsecured Indebtedness of a JV Subsidiary shall be included in the determination of Unsecured Indebtedness.
“Unused Rate” means the following percentages per annum based upon the Daily Usage as set forth below:

Daily Usage	Unused Rate
<50%	0.35%
≥50%	0.25%

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States and that is not a CFC.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3) or (4).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write‑down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries and or Controlled JV Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders except as otherwise provided in Section 11.01(d)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Consolidated Leverage Ratio Calculation Conventions. Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11(e), (i) after consummation of any Disposition (A) income statement items (whether income or expense) and capital expenditures attributable to the property disposed of or removed shall, to the extent not otherwise excluded in such income statement items for the Consolidated Parties and the JV Subsidiaries, as applicable, in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, be excluded as of the first day of the applicable period and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any acquisition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties and the JV Subsidiaries, as applicable, in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such acquisition, Indebtedness of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period, (iii) in connection with any incurrence of Indebtedness, any Indebtedness which is retired in connection with such incurrence shall be excluded and deemed to have been retired as of the first day of the applicable period and (iv) pro forma adjustments may be included to the extent that such adjustments would give effect to items that are (1) directly attributable to the relevant transaction, (2) expected to have a continuing impact on the Consolidated Parties and the JV Subsidiaries, as applicable, and (3) factually supportable (in Administrative Agent’s reasonable judgment).
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II.
The Commitments and Credit Extensions
2.01    The Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Revolving Loans, and (ii) on the requested date of any Borrowing of Base Rate Revolving Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice for a Revolving Credit Borrowing, then the applicable Revolving Credit Loans shall be made as a Base Rate Loan. Notwithstanding anything contained herein to the contrary, if the Borrower fails to give a timely notice requesting a conversion or continuation of a Eurodollar Rate Loan, then the Eurodollar Rate Loan shall be automatically continued as a Eurodollar Rate Loan with an Interest Period of one month. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Credit Loans. In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Revolving Credit Loans.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries or Controlled JV Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries or Controlled JV Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    The L/C Issuer shall not issue any Letter of Credit if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Administrative Agent, the L/C Issuer, and the Lenders have approved such expiry date.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary or Controlled JV Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.

(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary or Controlled JV Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries or Controlled JV Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, each Letter of Credit shall provide that the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, equal to the greater of (i) $1,250 and (ii) 0.125% computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries and Controlled JV Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or a Controlled JV Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries and Controlled JV Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries and such Controlled JV Subsidiaries.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender at such time shall not exceed such Lender’s Commitment, and provided further that (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00

p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount, and to such extent, the Swing Line Loan shall be deemed repaid. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such

Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments.
(a)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than

11:00 a.m. (A) one Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Revolving Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
2.06    Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07    Repayment of Loans.
(a)    Revolving Credit Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
(b)    Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date.
2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin that applies to a Base Rate Loan.
(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)    Unused Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused fee equal to the Unused Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the

Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the unused fee. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Unused Rate during any quarter, the actual daily amount shall be computed and multiplied by the Unused Rate separately for each period during such quarter that such Unused Rate was in effect.
(b)    Other Fees.
(i)    The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.
(a)    All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360‑day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365‑day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrower, the Parent or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13    Sharing of Payments by Lenders. Subject to Section 2.15(e), if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Parent, the Borrower or any Subsidiary or Controlled JV Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    Extension of Maturity Date.

(a)    Notice of Extension. The Borrower may, on two occasions, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 120 days and not later than 60 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), extend the Maturity Date to the Extended Maturity Date.
(b)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of Borrower dated as of the Existing Maturity Date signed by a Responsible Officer of Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii)  certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. In addition, on or before the Existing Maturity Date, Borrower shall pay to Administrative Agent, for the pro rata account of each Lender in accordance with their respective Applicable Percentages, an extension fee equal to 0.25% of the Aggregate Commitments as of such date, which fee shall, when paid, be fully earned and non-refundable under any circumstances.
(c)    Conflicting Provisions. This Section shall supersede any provisions in Section 11.01 to the contrary.
2.15    Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $150,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000 and, if greater than $10,000,000, in whole increments of $1,000,000 in excess thereof, unless the Administrative Agent and the Borrower agree otherwise. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of Borrower (x) certifying and attaching the resolutions adopted by the applicable Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the

Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.06, 2.17, or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with their Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)    With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III.
Taxes, Yield Protection and Illegality
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.

(i)    Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06 (d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A)

of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Revolving Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods), or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
Article IV.
Conditions Precedent To Credit Extensions
4.01    Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent either prior to or substantially contemporaneously with such initial Credit Extension:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement and the Guaranty, in each case sufficient in number for distribution to the Administrative Agent, each Lender, and the Borrower;
(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)    a security agreement, in substantially the form of Exhibit G (together with each other security agreement and supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”) and a pledge agreement, in substantially the form of Exhibit H (together with each other pledge agreement and supplement delivered pursuant to Section 6.12, in each case as amended, the “Pledge Agreement”), in each case duly executed by each Loan Party, together with:
(A)    the certificates, if any, representing the Pledged Equity referred to therein that is represented by a certificate (within the meaning of Section 8-102(4) of the UCC) accompanied by undated stock powers executed in blank and the Pledged Debt Instruments indorsed in blank,
(B)    proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral described in the Collateral Documents,
(C)    completed requests for information, dated on or before the date of the initial Credit Extension, listing the financing statements referred to in clause (B)

above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,
(D)    evidence of the completion of all other actions, recordings and filings of or with respect to the Collateral Documents that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby,
(E)    the Deposit Account Control Agreements and the Securities Account Control Agreement, in each case as referred to in the Security Agreement and duly executed by the appropriate parties, and
(F)    evidence that all other actions, recordings, and filings that the Administrative Agent may deem necessary or desirable in order to create a perfected first-priority Lien (subject to Liens permitted by Section 7.01) in the Collateral has been taken (including receipt of duly executed payoff letters, UCC‑3 termination statements and landlords’ and bailees’ waiver and consent agreements);
(iv)    to the extent requested by Administrative Agent, lien searches in the name of each Loan Party, and any other name(s) as Administrative Agent may deem appropriate in such Loan Party’s jurisdiction of formation and each state or jurisdiction where such Loan Party maintains an office or has real property, showing no financing statements or other Lien instruments of record except for Liens created or permitted by the Loan Documents or Liens being released on the Closing Date;
(v)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(vi)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(vii)    certificates attesting to the Solvency of each Loan Party before and after giving effect to this Agreement, from its chief financial officer substantially in the form of Exhibit K;
(viii)    a favorable opinion of Gardere Wynne Sewell LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(ix)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(x)    a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) a pro forma calculation of the Consolidated Leverage Ratio as of the Closing Date;
(xi)    a duly completed Compliance Certificate prepared on a pro forma basis as of the last day of the fiscal quarter of the Borrower ended September 30, 2016, signed by a Responsible Officer of the Borrower and the Parent; and
(xii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
(b)    (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent and such Lender require in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act (as hereafter defined).
(d)    Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for changes in factual circumstances not prohibited under the Loan Documents, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Article V.
Representations and Warranties
Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries and JV Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except as may be provided in any “transfer” or “change of control” provision or other similar change in ownership provision in the organizational documents of the Subsidiaries and the JV Subsidiaries, Equity Interests in which are included in the Pledged Equity, that would apply to the exercise by Administrative Agent or any Lender of any rights or remedies with respect to such Pledged Equity.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to Debtor Relief Laws and principles of equity, whether applied in a court of law or equity.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheet of the Consolidated Parties dated September 30, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent and the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or JV Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary or JV Subsidiary thereof, of the matters described in Schedule 5.06.
5.07    No Default. Neither any Loan Party nor any Subsidiary or and JV Subsidiary thereof is in default under or with respect to any Material Contract. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens; Investments.
(a)    Each Loan Party and each of its Subsidiaries and JV Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    As of the date hereof, Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries and JV Subsidiaries securing Indebtedness in excess of $1,000,000 in outstanding principal amount, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary or JV Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries and JV Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.
(c)    As of the date hereof, Schedule 5.08(c) sets forth a complete and accurate list of all real property owned or ground leased by each Loan Party and each of its Subsidiaries and JV Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and record owner. Each Loan Party and each of its Subsidiaries and JV Subsidiaries has good, marketable and insurable fee simple or ground leasehold title to the real property owned by such Loan Party or such Subsidiary or JV Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.
(d)    As of the date hereof, Schedule 5.08(d) sets forth a complete and accurate list of all Investments constituting loans held by any Loan Party or any Subsidiary or JV Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.
5.09    Environmental Compliance.
(a)    The Loan Parties and their respective Subsidiaries and JV Subsidiaries conducted in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent and the Borrower have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as otherwise set forth in Schedule 5.09, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or JV Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed in violation of any Environmental Law on any property currently owned or operated by any Loan Party or any of its Subsidiaries or JV Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries or JV Subsidiaries in violation of any Environmental Law; and Hazardous Materials have not been released, discharged or disposed of in violation of any Environmental Law on any property currently owned or operated by any Loan Party or any of its Subsidiaries or JV Subsidiaries.

(c)    Except as otherwise set forth on Schedule 5.09, neither any Loan Party nor any of its Subsidiaries or JV Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or JV Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries or JV Subsidiaries.
5.10    Insurance. The properties of the Loan Parties and their respective Subsidiaries and JV Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary or JV Subsidiary operates.
5.11    Taxes. The Loan Parties and their respective Subsidiaries and JV Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being disputed or contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary or JV Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary or JV Subsidiary thereof is party to any tax sharing agreement.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Parent and the Borrower, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status. The Parent, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of the Parent and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred and neither the Parent, nor the Borrower nor any ERISA Affiliate is aware of any fact, event, or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Parent, the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher, and neither the Parent, nor the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Parent, nor the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent, nor the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Parent, nor the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
5.13    Subsidiaries and JV Subsidiaries; Equity Interests; Loan Parties. As of the date hereof, no Loan Party has any Subsidiaries or JV Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13. All of the outstanding Equity Interests in such Subsidiaries and JV Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary or JV Subsidiaries thereof) in the amounts specified on Part (a) of Schedule 5.13 and, with respect to any Equity Interests pledged under this Agreement, free and clear of all Liens except those created under the Collateral Documents, and with respect to all other Equity Interests, free and clear of all Liens except those permitted under this Agreement. As of the date hereof, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 and, with respect to any Equity Interests pledged under this Agreement, free and clear of all Liens except those created under the Collateral Documents, and with respect to all other Equity Interests, free and clear of all Liens except those permitted under this Agreement. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the date hereof, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.
5.14    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary or JV Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. The Parent and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries, JV Subsidiaries, or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16    Compliance with Laws. Each Loan Party and each Subsidiary or JV Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being disputed or contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.
5.18    Intellectual Property; Licenses, Etc.. Each Loan Party and each of its Subsidiaries and JV Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except to the extent the absence of any such IP Rights could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Parent and the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries or JV Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Parent and the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19    Solvency. Each Loan Party is, individually and together with its Subsidiaries and Controlled JV Subsidiaries on a consolidated basis, Solvent.
5.20    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries or JV Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent, the Borrower or any of their respective Subsidiaries or JV Subsidiaries as of the Closing Date and neither the Parent, nor the Borrower nor any Subsidiary or JV Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
5.22    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
5.23    OFAC. Neither the Parent, nor the Borrower, nor any of their respective Subsidiaries or JV Subsidiaries, nor, to the knowledge of the Parent, the Borrower and their respective Subsidiaries and JV Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
5.24    Nature of Business. As of the Closing Date, the Consolidated Parties are engaged in the business of acquiring, financing, owning, and operating hotel properties, together with other business activities incidental thereto.
5.25    Anti-Corruption Laws. The Parent, the Borrower and their respective Subsidiaries and JV Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.26    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
Article VI.
Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Parent and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary and Controlled JV Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent (who will deliver same to each Lender), in form and detail satisfactory to the Administrative Agent:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (or, if earlier, 15 days from the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2016), a consolidated balance sheet of the Consolidated Parties and the Controlled JV Subsidiaries as of the end of such fiscal year, the related consolidated statements of income or operations of the Parent for such fiscal year, and the related consolidated statements of changes in shareholders’ equity and cash flows of the Parent for such fiscal year, setting forth in each case in comparative form, as applicable, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended March 31, 2017), a consolidated balance sheet of the Consolidated Parties and the Controlled JV Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such quarter and for the portion of the Parent’s fiscal year then ended, and the related statements of changes in shareholders’ equity and cash flows of the Parent for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties and the Controlled JV Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Parent and the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent and the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (who will deliver same to each Lender), in form and detail satisfactory to the Administrative Agent:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries, or any audit of any of them;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries or Controlled JV Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)    as soon as available, and after any request by the Administrative Agent or any Lender within 30 days after the end of each fiscal year of the Parent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and Controlled JV Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(f)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof;
(g)    not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;
(h)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and
(i)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower posts such documents, or provides a link thereto on the Parent’s or the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent’s or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Parent and the Borrower shall be required to provide paper or emailed copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificate, the Administrative

Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent and the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Parent and the Borrower hereby acknowledge that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent, the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Promptly notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (i) any breach or non-performance of, or any default under, a Material Contract of the Parent, the Borrower or any Subsidiary or JV Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Parent, the Borrower or any Subsidiary or JV Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent, the Borrower or any Subsidiary or JV Subsidiary, including pursuant to any applicable Environmental Laws;
(c)    of the occurrence of any ERISA Event; and
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary or JV Subsidiary thereof, including any determination by the Parent or the Borrower referred to in Section 2.10(b).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent and the Borrower setting forth details of the occurrence referred to therein and stating what action the Parent and the Borrower have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04    Payment of Obligations. Pay and discharge (or bond or insure against) as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being disputed or contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary; and (b) all lawful claims of materialmen and mechanics, for labor, materials and supplies which, if unpaid, would by law become a Lien upon its property, unless the same are being disputed or contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Parent or the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (and including deductibles and exclusions) as are customarily carried under similar circumstances by such other Persons.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being disputed or contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Parent and the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent and the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent and the Borrower at any time during normal business hours and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions) not in contravention of any Law or of any Loan Document.
6.12    Covenant to Guarantee Obligations and Give Security.
(a)    Upon the formation or acquisition of any new direct or indirect Subsidiary or JV Subsidiary to which more than 5.0% of the assets constituting the Total Asset Value is attributable on an individual basis (other than an Excluded Subsidiary, any CFC or a Subsidiary that is held directly or indirectly by a CFC) by any Loan Party, then the Borrower shall, within 30 days after such formation or acquisition, at the Borrower’s expense:
(i)    cause such Subsidiary or JV Subsidiary, and cause each direct and indirect parent of such Subsidiary or JV Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
(ii)    furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary or JV Subsidiary, in detail satisfactory to the Administrative Agent,
(iii)    cause such Subsidiary or JV Subsidiary and each direct and indirect parent of such Subsidiary or JV Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent supplements to the Security Agreement and Pledge Agreement and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all instruments specified in Section 4.01(a)(iii)); provided, any such supplements to the Pledge Agreement or other pledge agreements shall not be required with respect to any Equity Interests in such Subsidiary or JV Subsidiary or other direct or indirect parent of such Subsidiary or JV Subsidiary that constitutes an Unpledgeable Subsidiary,
(iv)    cause such Subsidiary or JV Subsidiary and each direct and indirect parent of such Subsidiary or JV Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to supplements to the Security Agreement and Pledge Agreement and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and
(v)    deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request.
(b)    At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, supplements to the Security Agreement and Pledge Agreement, and other security and pledge agreements.
6.13    Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Parent, nor the Borrower nor any of their respective Subsidiaries or Controlled JV Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being disputed or contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ or Controlled JV Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries is or is to be a party, and cause each of its Subsidiaries and Controlled JV Subsidiaries to do so.
6.15    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent, the Borrower or any of their respective Subsidiaries or Controlled JV Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries and Controlled JV Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
6.16    Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.
6.17    Material Contracts. Perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it and, except where either a replacement for such Material Contract has been or is being obtained or such Material Contract is being terminated in connection with a breach or reasonable uncertainty concerning ongoing performance by the counterparty thereunder, maintain each such Material Contract in full force and effect.
6.18    Cash Collateral Accounts. Maintain, and cause each of the other Loan Parties to maintain, any Cash Collateral Accounts with Bank of America or another commercial bank located in the United States, which has accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of the Security Agreement.
6.19    Maintenance of Listing. Maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.
6.20    Anti‑Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
Article VII.
Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Parent and the Borrower shall not, nor shall it permit any Subsidiary or Controlled JV Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Parent, the Borrower or any of its Subsidiaries or Controlled JV Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals, amendments, modifications or extensions thereof;
(c)    Liens for taxes not yet due or which are being disputed or contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being disputed or contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or which are otherwise subject to a bond or insured against;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, leases, rights-of-way, restrictions and other encumbrances affecting real property which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h); and
(i)    Liens securing Indebtedness not prohibited under Section 7.02.
7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness unless immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, no Default is or would be in existence.
7.03    Investments. Make or hold any Investment, other than those which are in the lines of businesses of the Parent, the Borrower and the Guarantors as of the date hereof, or those substantially related or incidental thereto (for the sake of clarity, acquiring and owning retail and/or commercial space acquired as part of an acquisition consisting primarily of assets otherwise permitted to be acquired or held pursuant to this Section 7.03 shall be considered substantially related or incidental to the lines of businesses of the Parent, the Borrower and the Guarantors as of the date hereof), and unless immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default is or would be in existence, subject to the following additional restrictions:
(a)    The Borrower and the Guarantors shall not make or hold:
(i)    Investments in real properties consisting of undeveloped or speculative land (valued at cost for purposes of this clause) with an aggregate value greater than 5% of Total Asset Value;
(ii)    Investments in development properties (valued at cost for purposes of this clause) with an aggregate value greater than 5% of Total Asset Value;
(iii)    Investments in JV Subsidiaries that are not consolidated with Parent under GAAP (valued at cost for purposes of this clause) with an aggregate value greater than 25% of Total Asset Value;
(iv)    Investments in mortgage and mezzanine loans and notes receivables (valued at cost for purposes of this clause) with an aggregate value greater than 10% of Total Asset Value;

(v)    the AH REHE Investment and the AINC Investment with an aggregate value greater than 10% of Total Asset Value; and
(vi)    Investments such that the collective aggregate value of the Investments owned pursuant to items (i) through (v) of this clause (a) at any time exceeds 25% of Total Asset Value.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary or Controlled JV Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries or Controlled JV Subsidiaries, provided that when any Subsidiary is merging with a Controlled JV Subsidiary, such Subsidiary shall be the continuing or surviving Person;
(b)    any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than the Parent);
(c)    any Subsidiary or Controlled JV Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary or Controlled JV Subsidiary that is not a Loan Party or (ii) to a Loan Party; and
(d)    any Investment, hotel property or other asset owned by a Subsidiary or JV Subsidiary, or the direct or indirect Equity Interests of any Subsidiary or JV Subsidiary, may be Disposed of;
provided, however, that (x) in the case of any such merger or consolidation in which the Parent or the Borrower is a party, the Parent or Borrower, as the case may be, shall be the surviving entity, and (b) in no event shall Parent or Borrower dissolve or liquidate or Dispose of all or substantially all of its assets.
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property or property determined by Borrower to no longer be necessary in the business or operations of Borrower or its Subsidiaries or JV Subsidiaries (or its Subsidiaries), whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business;
(c)    Dispositions of equipment or personal property to the extent that (i) such property is replaced with similar replacement property or exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; and
(d)    Dispositions not prohibited by Section 7.04.

7.06    Restricted Payments. Declare or make any Restricted Payment if an Event of Default has occurred and is continuing or if an Event of Default would result from the making of any Restricted Payment, provided, that (a) so long as no Event of Default has occurred and is continuing under Sections 8.01(a) or 8.01(f), Restricted Payments in the minimum amount required in order for the Parent to maintain its REIT status may be made; and (b) so long as no Event of Default has occurred and is continuing nor would result therefrom, the Borrower or Parent may repurchase its Equity Interests, provided, however, that, with respect to this clause (b), if the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of the fiscal quarter most recently ended prior to the date of any such equity repurchase is less than 1.70 to 1.0, then no such equity repurchase shall be made if the aggregate amount of all equity repurchases would exceed (i) during the fiscal year ending December 31, 2016, the remaining $11,000,000 currently authorized by the Parent’s board of directors and (ii) for the fiscal year ending December 31, 2017 and each fiscal year thereafter, $35,000,000 in the aggregate during any such fiscal year.
7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries and Controlled JV Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms as would be obtainable by the Borrower or such Subsidiary or Controlled JV Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties.
7.09    Burdensome Agreements. With respect to Borrower or any Guarantor, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of such Person to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any such Person becomes a Subsidiary or Controlled JV Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or Controlled JV Subsidiary of the Borrower, (ii) of such Person to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted hereunder solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Financial Covenants.
(a)    Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth, at any time, to be less than the sum of (i) $391,041,000, and (ii) an amount equal to 75% of the net equity proceeds received by the Consolidated Parties after September 30, 2016 by reason of the issuance and sale of Equity Interests in Parent.

(b)    Consolidated Recourse Indebtedness Limitation. Permit Consolidated Recourse Indebtedness (other than any Consolidated Recourse Indebtedness under this Agreement) to, at any time, exceed $50,000,000.
(c)    Secured Indebtedness on Real Property Limitation. Permit any Secured Indebtedness that is secured by a Real Property to exceed 70% of the as-is appraised value of such Real Property securing such Secured Indebtedness as determined on a property by property basis and by the appraisal obtained by the applicable lender at the time such Secured Indebtedness is incurred (the “Maximum Loan to Value Ratio”); provided that, the Maximum Loan to Value Ratio shall not apply to any Secured Indebtedness existing on the Closing Date that is secured by the Initial Properties; provided, however, that the Maximum Loan to Value Ratio shall apply to any refinancings, refundings, renewals or extensions thereof.
(d)    Maximum Variable Rate Indebtedness. Permit the Indebtedness of the Consolidated Parties (other than any Indebtedness under this Agreement) that accrues interest at a variable rate that is not subject to a “cap,” “collar,” “swap” or other similar arrangement to, at any time, exceed 25% of Consolidated Funded Indebtedness.
(e)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during the following periods to be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Leverage Ratio
Closing Date through September 30, 2017	6.00 to 1.0
October 1, 2017 through September 30, 2019	5.75 to 1.0
October 1, 2019 and thereafter	5.50 to 1.0

Notwithstanding the provisions of this Section 7.11(e) to the contrary, following a Significant Acquisition, it shall not be a Default under this Agreement if the Consolidated Parties are not in compliance with the requirements of this Section 7.11(e) once after September 30, 2016 and prior to the Initial Maturity Date (the “Permitted Non-Compliance Period”); provided, however, that (i) the total amount of time that the Permitted Non-Compliance Period shall exist shall be no more than three (3) fiscal quarters following a Significant Acquisition (for clarification, if the Significant Acquisition occurs during any given fiscal quarter, such fiscal quarter shall count for purposes of the foregoing) and (ii) during a Permitted Non-Compliance Period, the Consolidated Leverage Ratio shall not exceed (A) 6.50 to 1.0 for the period from Closing Date through September 30, 2017, (B) 6.25 to 1.0 for the period from October 1, 2017 through September 30, 2019 and (C) shall not exceed 6.00 to 1.0 at any time thereafter.
(f)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time during the following periods to be less than the ratio set forth below opposite such period:

Period	Minimum Consolidated Fixed Charge Coverage Ratio
Closing Date through September 30, 2017	1.40 to 1.0
October 1, 2017 and thereafter	1.50 to 1.0

7.12    Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset other than normal replacements and maintenance which are properly charged to current operations and other reasonable and customary capital expenditures made in the ordinary course of the business of the Parent and its Subsidiaries and Controlled JV Subsidiaries.
7.13    Amendments of Organization Documents. Amend any of its Organization Documents in any manner that would adversely affect any Loan Party’s ability to pay its Obligations hereunder or materially and adversely impairs any rights or remedies of Administrative Agent or any Lender under the Loan Documents or applicable Laws.
7.14    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.
7.15    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Controlled JV Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
7.16    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
Article VIII.
Events of Default and Remedies
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Borrowing or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Borrower fails in any material respect to perform or observe any term, covenant or agreement contained in any of Section  6.05, 6.10, 6.11, 6.16, 6.18 or Article VII; or

(c)    Other Defaults. (i) The Borrower fails in any material respect to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, and 6.03 and such failure continues for 30 days, or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), (b), or (c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or such longer period, which longer period shall not exceed 60 days (and the aggregate period shall not exceed 90 days), as shall be reasonably necessary to effectuate a cure of such failure so long as Borrower acts with diligence and in good faith to cure such failure; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof (A) fails to make any payment when due, after giving effect to any applicable cure or grace periods, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (or more than $200,000,000 in the case of Indebtedness that is not Consolidated Recourse Indebtedness), or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (or more than $200,000,000 in the case of Indebtedness that is not Consolidated Recourse Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, after giving effect to any applicable cure or grace periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary or Controlled JV Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary or Controlled JV Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party, such Subsidiary, or such Controlled JV Subsidiary as a result thereof is greater than the Threshold Amount (or more than $200,000,000 if such payment obligation does not constitute Consolidated Recourse Indebtedness); or
(f)    Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party(i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) that remains unpaid, stayed or dismissed for more than 60 days, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person disputes or contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or
(m)    REIT Status. The Parent shall, for any reason, lose or fail to maintain its status as a REIT.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents, at law, in equity, or otherwise;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have become immediately due and payable and the L/C Obligations have been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17 be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees, but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements, ratably among the Lenders, the L/C Issuer and the Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, and, to the extent possible, appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Article IX.
Administrative Agent
9.01    Appointment and Authority.
(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or Controlled JV Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the

Required Lenders shall have the right, in consultation with the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States that has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank’s most recent financial reports), or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any Collateral on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent
(d)    Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and/or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
9.10    Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made to the extent not expressly provided in the Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) pursuant to Section 9.11, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to release any Guarantor from its obligations under the Guaranty, Security Agreement, and Pledge Agreement pursuant to Section 9.11; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty and Security Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such

Guarantor from its obligations under the Guaranty and Security Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Releases
(a)    The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, any Person from any of the Guaranty and the Security Agreement so long as: (i) such Person qualifies, or will qualify at the time of its release from the Guaranty and the Security Agreement, as an Excluded Subsidiary or has ceased to be, or at the time of its release from the Guaranty and the Security Agreement will cease to be, a Subsidiary or a JV Subsidiary with at least $10,000 in assets in the aggregate; (ii) no Default shall then be in existence or would occur as a result of such release, (iii) such Person is not a party to any Swap Contract by virtue of which any other Person is a Hedge Bank and (iv) the Administrative Agent shall have received such written request at least 7 Business Days prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.
(b)    The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, the Equity Interests in a Person from the Lien of a Pledge Agreement so long as: (i) such Person qualifies, or will qualify at the time of the release of its Equity Interests, as an Unpledgeable Subsidiary or has ceased to be, or at the time of the release of its Equity Interests will cease to be, a Person with at least $10,000 in assets in the aggregate; (ii) no Default shall then be in existence or would occur as a result of such release; and (iii) the Administrative Agent shall have received such written request at least 7 Business Days prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.
(c)    Promptly after written request from Borrower and receipt of such supporting documentation as Administrative Agent may request, Administrative Agent will confirm (subject to the terms hereof) in writing that a specified Person is as of the date of such confirmation: (i) an Unpledgeable Subsidiary and that its Equity Interests are not subject to the Lien of the Collateral Documents and/or (b) an Excluded Subsidiary, in either case so long as such Person qualifies as an Unpledgeable Subsidiary or Excluded Subsidiary, as the case may be, but subject to such Person thereafter being subject to the lien of the Collateral Documents if it is no longer an Excluded Subsidiary or an Unpledgeable Subsidiary. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Administrative Agent may rely solely on the representations of Borrower. Notwithstanding the foregoing, if such representations of Borrower are not true and correct, then to the full extent possible under applicable law, such confirmation by Administrative Agent shall not release, diminish or impair any Lien pursuant to the Collateral Documents or other rights under the Loan Documents.
9.12    Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.

Article X.
Continuing Guaranty
10.01    Guaranty. The Parent hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document, or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) and hereby consents to any extension of the Maturity Date pursuant to Section 2.14 hereof or otherwise. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Parent, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Parent under this Guaranty, and the Parent hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02    Rights of Lenders. The Parent consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Parent consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Parent under this Guaranty or which, but for this provision, might operate as a discharge of the Parent.
10.03    Certain Waivers. The Parent waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that the Parent’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Parent’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Parent expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

10.04    Obligations Independent. The obligations of the Parent hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Parent to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
10.05    Subrogation. The Parent shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to the Parent in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
10.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Parent is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Parent under this paragraph shall survive termination of this Guaranty.
10.07    Subordination. The Parent hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Parent, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Parent as subrogee of the Secured Parties or resulting from the Parent’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to the Parent shall be enforced and performance received by the Parent as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Parent under this Guaranty.
10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Parent or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Parent immediately upon demand by the Secured Parties.
10.09    Condition of Borrower. The Parent acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as the Parent requires, and that none of the Secured Parties has any duty, and the Parent is not relying on the Secured Parties at any time, to disclose to the Parent any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the Parent waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Article XI.
Miscellaneous
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(e)    change the definition of “Applicable Percentage” or Sections 8.03, 2.12(a), or 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)    release all or substantially all of the Collateral in any transaction or series of related transactions other than releases as permitted by Section 9.11 hereof, without the written consent of each Lender; or
(h)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary or Controlled JV Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.15, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Parent, the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent, the Borrower, any other Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan

Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)    Change of Address, Etc. Each of the Parent, the Borrower, any other Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries or JV Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or JV Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Parent and the Borrower shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor accompanied by an invoice setting forth in reasonable detail the calculation of the amount of such demand.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among any separate revolving credit or term loan facilities provided pursuant to the second to last paragraph of Section 11.01 on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that it is understood that it shall be reasonable for the Borrower to withhold consent to a new assignee Lender if such new assignee Lender is a hedge fund, private equity fund or any entity that is a direct competitor of the Borrower and is in the hotel business) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Parent, the Borrower or any of their respective Affiliates or Subsidiaries or JV Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries or Controlled JV Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this

Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that it is understood that it shall be reasonable for the Borrower to withhold consent to a new participant if such new participant is a hedge fund, private equity fund or any entity that is a direct competitor of the Borrower and is in the hotel business) and the Administrative Agent (such consent not to be unreasonably withheld or delayed), sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or JV Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) the consent of the Borrower and the Administrative Agent shall not be required if such participation is sold to a Lender, an Affiliate of a Lender or an Approved Fund, (v) the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing at the time of such sale of a participation, and (vi) the Borrower shall be deemed to have consented to any such sale of a participation unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Sections 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line

Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 11.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or JV Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary or JV Subsidiary thereof relating to any Loan Party or any Subsidiary or JV Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary or JV Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary or JV Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary or JV Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Parent and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower, the Parent, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, and the Lenders, on the other hand, (B) each of the Borrower, the Parent, and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower the Parent and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent and the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Parent, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger nor any Lender has any obligation to the Borrower, the Parent, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, the Parent, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the Parent, and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.19    Time of the Essence. Time is of the essence of the Loan Documents.
11.20    Acknowledgement and Consent to Bail‑In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
11.21    Amendment and Restatement of Existing Credit Agreement. The parties hereto agree that as of the Closing Date: (a) the Obligations hereunder represent the amendment, restatement, extension, and consolidation, but not extinguishment, of the “Obligations” under the Existing Credit Agreement; (b) this Agreement amends, restates, supersedes, and replaces the Existing Credit Agreement in its entirety; and (c) any Guaranty executed pursuant to this Agreement amends, restates, supersedes, and replaces the “Guaranty” executed pursuant to the Existing Credit Agreement. On the Closing Date, (i) the commitment of any “Lender” under the Existing Credit Agreement that is not continuing as a Lender hereunder shall terminate and (ii) Administrative Agent shall reallocate the Commitments hereunder to reflect the terms hereof.
11.22    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	/s/ DAVID BROOKS
Name: David Brooks
Title: Vice President

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID BROOKS
Name: David Brooks
Title: Chief Operating Officer and General Counsel

Signature Page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ CINDY JORDAN
Name: Cindy Jordan
Title: Assistant Vice President

Signature Page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and
Swing Line Lender

By:	/s/ WILL T. BOWERS, JR.
Name: Will T. Bowers, Jr.
Title: Senior Vice President

Signature Page to Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATION AND
INVESTMENT BANK, as a Lender

By:	/s/ JOSEPH A. ASCIOLLA
Name: Joseph A. Asciolla
Title: Managing Director

By:	/s/ DAVID BOWERS
Name: David Bowers
Title: Managing Director

Signature Page to Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ MICHAEL P. SZUBA
Name: Michael P. Szuba
Title: Vice President

Signature Page to Amended and Restated Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ MICHAEL KING
Name: Michael King
Title: Vice President

Signature Page to Amended and Restated Credit Agreement

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
BANK OF AMERICA, N.A.	$32,500,000	32.500000000%
KEYBANK NATIONAL ASSOCIATION	$27,500,000	27.500000000%
MORGAN STANLEY BANK, N.A.	$20,500,000	20.500000000%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$19,500,000	19.500000000%
Total	$100,000,000.00	100.000000000%

Schedule 2.01

SCHEDULE 5.06
LITIGATION
On February 3, 2016, Sessa Capital (Master), L.P. (“Sessa”) filed an action (the “Maryland Action”) in the Circuit Court for Baltimore City, Maryland, captioned Sessa Capital (Master) L.P. v. Bennett, et al., Case No. 24-C-16-000557 (Baltimore City Cir. Ct. 2016), against Ashford Hospitality Prime, Inc., the members of the Ashford Hospitality Prime, Inc. board of directors, Ashford Hospitality Advisors, LLC and Ashford, Inc. The Maryland Action generally alleged that the directors of Ashford Hospitality Prime, Inc. breached their fiduciary duties in connection with the June 2015 amendments to the Company’s advisory agreement with Ashford Hospitality Advisors, LLC. The Maryland Action also alleged that Ashford, Inc. aided and abetted those breaches of fiduciary duties. On February 29, 2016, the Company filed a motion to dismiss the Maryland Action. On March 14, 2016, Sessa voluntarily dismissed the Maryland Action.

On February 25, 2016, Ashford Hospitality Prime, Inc. filed a lawsuit (the “Texas Federal Action”) in the United States District Court for the Northern District of Texas, captioned Ashford Hospitality Prime, Inc. v. Sessa Capital (Master), L.P., et al., No. 16-cv-00527 (N.D. Texas 2016) (DCG), against Sessa, related entities, and Sessa’s proposed director nominees John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers and Chris D. Wheeler. The Texas Federal Action generally alleges that the defendants violated federal securities laws because Sessa’s proxy materials contain numerous false claims, material misrepresentations and omissions relating to, among other things, the proposed nominees, the financial risks associated with Sessa’s efforts to gain control of the board and Sessa’s plans and strategy for the Company and its assets. Among other remedies, the Texas Federal Action seeks to enjoin Sessa from proceeding with its proxy contest. The outcome of this action is pending.

On March 8, 2016, Ashford Hospitality Prime, Inc. filed a lawsuit (the “Texas State Action”) in the District Court of Dallas County, Texas, captioned Ashford Hospital Prime, Inc. v. Sessa Capital (Master) L.P., et al., Cause No. DC-16-02738, against Sessa, related entities, and Sessa’s proposed director nominees John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers and Chris D. Wheeler. The Texas State Action generally alleges that Sessa’s purported notice of proposed nominees for election to the Ashford Hospitality Prime, Inc. board of directors is invalid due to numerous failures by the defendants to comply with material provisions in the Company’s bylaws. Among other things, the Texas State Action seeks a declaratory judgment confirming the inability of Sessa’s proposed director nominees to stand for election at the 2016 annual meeting of stockholders. On March 14, 2016, Sessa removed the Texas State Action from state court to the U.S. District Court for the Northern District of Texas with Cause No. 16-cv-00713. The outcome of this action is pending.

On March 14, 2016, Sessa filed counterclaims and a motion for a preliminary injunction in the Texas Federal Action. These counterclaims include substantially the same claims as previously asserted by Sessa in the Maryland Action, and also allege that the directors of Ashford Hospitality Prime, Inc. breached their fiduciary duties in connection with the approval of the Series C Preferred Stock for issuance and the February 2016 amendments to the Amended Partnership Agreement (as defined below). Among other things, Sessa seeks an injunction prohibiting the issuance of shares of Series C Preferred Stock and requiring the board to approve the Sessa candidates, or in the alternative, prohibiting the solicitation of proxies until the board approves the Sessa candidates. On April 2, 2016, Sessa amended its counterclaims alleging that the Company had violated federal proxy solicitation laws by, among other things, stating that Sessa had not complied with the Company’s bylaws and that its purported director nominations are invalid. On April 6, 2016, the Court granted expedited discovery in connection with Sessa’s motion for preliminary injunction and the Company’s anticipated motion for preliminary injunction in the Texas State Action. On April 8, 2016, the Company

Schedule 5.06

notified the court that Sessa’s claims relating to the Series C Preferred Stock were moot after the Company unwound the OP Unit enfranchisement preferred equity transaction for the Company’s OP unitholders. On April 13, 2016, the Company filed its motion for preliminary injunction seeking an order declaring that Sessa’s slate of nominees is invalid and enjoining Sessa from submitting the nominees to stockholders for election to the Board. On May 20, 2016, the court denied Sessa’s motion for a preliminary injunction and granted the Company’s motion for a preliminary injunction. Sessa appealed the district court’s decision to the United States Court of Appeals for the Fifth Circuit on May 23, 2016. Sessa’s appeal is fully briefed and the court heard oral argument on August 2, 2016. There are currently no claims for monetary damages, but Sessa seeks reimbursement for its attorneys’ fees and costs.

Schedule 5.06

SCHEDULE 5.08(b)
EXISTING LIENS

Liens on the following Properties securing Indebtedness in excess of $1MM and Lien holder	Origination Date	Borrower	Original Principal Amount
Lien holders: Aareal Capital Corporation Westdeutsche Immobilienbank AG Real Properties: Hilton Torrey Pines Capital Hilton	February 26, 2013	CHH Torrey Pines Hotel Partners LP CHH Capital Hotel Partners LP	$199,875,000
Lien holders: U.S. Bank National Association, a national banking association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C33 Real Properties: Marriott Plano Marriott Seattle Renaissance Tampa	April 11, 2007	Ashford Plano-M LP Ashford Seattle Waterfront LP Ashford Tampa International Hotel LP	$260,980,000
Lien holders: US Bank National Associatoin, as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31 Real Properties: Courtyard San Francisco	April 11, 2007	Ashford San Francisco II LP	$128,408,000
Lien holders: U.S. Bank National Association, as Trustee, Successor-in-Interest to Bank of America, NA, as Trustee, Successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 Real Properties: Courtyard Philadelphia	April 11, 2007	Ashford Philadelphia Annex LP	$35,000,000
Lien holders: Philadelphia Authority for Industrial Development Real Properties: Courtyard Philadelphia	March 1, 2000	Ashford Philadelphia Annex LP	$10,000,000

Schedule 5.08(b)

Liens on the following Properties securing Indebtedness in excess of $1MM and Lien holder	Origination Date	Borrower	Original Principal Amount
Lien holders: Wilmington Trust National Association, as Trustee, for the benefit of Holders of COMM 2014-FL4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Real Properties: Sofitel Chicago	February 24, 2014	Ashford Chicago LP	$80,000,000
Lien holders: Credit Agricole Corporate and Investment Bank Real Properties: Pier House Resort	March 9, 2015	Ashford Pier House LP	$70,000,000
Lien holders: Delphi CRE Funding LLC Real Properties: Bardessono Resort	November 23, 2015	Ashford Yountville LP	$40,000,000
Lien holders: ACREFI Holdings J-I, LLC Real Properties: Ritz Carlton St. Thomas	December 15, 2015	RC Hotels (Virgin Islands), Inc.	$42,000,000

Schedule 5.08(b)

SCHEDULE 5.08(c)
OWNED OR GROUND LEASED REAL PROPERTY

	Hotel Name	Owner	Fee Simple or Ground Leasehold
1.	Courtyard Philadelphia Downtown 21 N. Juniper Street Philadelphia, PA 19107-2532	Ashford Philadelphia Annex LP	Fee Simple
2.	Courtyard San Francisco Downtown 299 2nd Street San Francisco, CA 94105-3123	Ashford San Francisco II LP	Fee Simple
3.	Hilton Capital 1001 16th & K St. NW Washington, D.C. 20036	CHH Capital Hotel Partners LP	Fee Simple
4.	Hilton LaJolla Torrey Pines 10950 N. Torrey Pines Road LaJolla, CA 93027-1006	CHH Torrey Pines Hotel Partners LP	Ground Leasehold
5.	Marriott Dallas/Plano @ Legacy Town Center 7121 Bishop Road Plano, TX 75024-4921	Ashford Plano-M LP	Fee Simple
6.	Marriott Seattle Waterfront 2100 Alaskan Way Seattle, WA 98121-3139	Ashford Seattle Waterfront LP	Fee Simple
7.	Renaissance Tampa at International Plaza 4200 Jim Walter Blvd. Tampa, FL 33607-5778	Ashford Tampa International Hotel, LP	Ground Leasehold
8.	Bardessono 6526 Yount Street Yountville, CA 94599	Ashford Yountville LP	Ground Leasehold
9.	Pier House Resort and Caribbean Spa 1 Duval Street Key West, FL 33040	Ashford Pier House LP	Fee Simple
10.	Ritz Carlton St. Thomas 6900 Great Bay Saint Thomas, U.S. Virgin Islands 00802	RC Hotels (Virgins Islands), Inc.	Fee Simple
11.	Sofitel Chicago Water Tower 20 East Chestnut Street Chicago, Illinois 60611	Ashford Chicago LP	Fee Simple

Schedule 5.08(c)

SCHEDULE 5.08(d)
EXISTING INVESTMENTS

Loan Party/Subsidiary/JV Subsidiary Holder	Original Principal Amount	Obligor	Maturity Date
Ashford Philadelphia Annex LP	$8,098,057.47	Philadelphia Authority for Industrial Development	June 30, 2018

Schedule 5.08(d)

SCHEDULE 5.09
ENVIRONMENTAL MATTERS
None.

Schedule 5.09

SCHEDULE 5.12(d)
ERISA MATTERS
Ashford Hospitality 401(k) Savings Plan.

Schedule 5.12(d)

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS;
LOAN PARTIES
Part A:

Entity Name	State	Tax ID #	Entity Designation	Equity Interests Owned By	Equity % of Owner	Equity Entity Type
AHP SMA GP, LLC	DE:	47-1574092	Subsidiary	Prime OP	100%	Member
AHP SMA, LP	DE:	47-1574049	Subsidiary	AHP SMA GP, LLC Prime OP	.10% 99.9%	GP LP
Ashford Chicago GP LLC	DE:	46-4656733	Subsidiary	Ashford Chicago Senior Mezz LLC	100%	Member
Ashford Chicago Junior Mezz LLC	DE:	46-4669022	Subsidiary	Prime OP	100%	Member
Ashford Chicago LP	DE:	46-4615041	Subsidiary	Ashford Chicago Senior Mezz LLC Ashford Chicago GP LLC	99.9% 0.1%	LP GP
Ashford Chicago Senior Mezz LLC	DE:	46-4683187	Subsidiary	Ashford Chicago Junior Mezz LLC	100%	Member
Ashford HHC III LLC	DE:	20-8532088	Loan Party	Prime OP	100%	Member
Ashford HHC Partners III LP	DE:	20-0442954	JV Subsidiary	Ashford HHC III LLC Prime OP	0.1% 74.9%	GP LP
Ashford Hospitality Prime, Inc.	MD:	46-2488594	Loan Party	Public company	N/A	Stock
Ashford Hospitality Prime Limited Partnership	DE:	46-2473800	Loan Party	Ashford Prime OP General Partner LLC Ashford Prime OP Limited Partner LLC Other limited partners	0% 84.5%* 15.5%*	GP LP LP
Ashford Philadelphia Annex GP LLC	DE:	45-3844692	Subsidiary	Prime OP	100%	Member
Ashford Philadelphia Annex LP	DE:	52-2064094	Subsidiary	Prime OP Ashford Philadelphia Annex GP LLC	99.5% 0.5%	LP GP
Ashford Pier House GP LLC	DE:	46-2533844	Subsidiary	Ashford OP	100%	Member
Ashford Pier House LP	DE:	46-2533793	Subsidiary	Ashford Pier House GP LLC Ashford OP	0.5% 99.5%	GP LP
Ashford Pier House Mezz A LLC	DE:	46-3265189	Subsidiary	Ashford Pier House Mezz B LLC	100%	Member
Ashford Pier House Mezz B LLC	DE:	46-3276993	Subsidiary	Prime OP	100%	Member
Ashford Plano-M LP	DE:	20-8544326	Subsidiary	Ashford Sapphire VII GP LLC Prime OP	0.5% 99.5%	GP LP
Ashford Prime OP General Partner LLC	DE:	20-0111035	Loan Party	Ashford Hospitality Prime, Inc.	100%	Member
Ashford Prime OP Limited Partner LLC	DE:	20-0112099	Loan Party	Ashford Hospitality Prime, Inc.	100%	Member
Ashford Prime TRS Corporation	DE:	46-2476437	Loan Party	Prime OP	100%	Stockholder
Ashford San Francisco II LP	DE:	20-8544548	Subsidiary	Ashford Sapphire III GP LLC Prime OP	0.5% 99.5%	GP LP
Ashford Sapphire III GP LLC	DE:	20-8526698	Subsidiary	Prime OP	100%	Member
Ashford Sapphire VII GP LLC	DE:	20-8529589	Subsidiary	Prime OP	100%	Member
Ashford Seattle Downtown LP	DE:	20-8544710	Subsidiary	Ashford Sapphire III GP LLC Prime OP	0.5% 99.5%	GP LP
Ashford Seattle Waterfront LP	DE:	20-8544360	Subsidiary	Ashford Sapphire VII GP LLC Prime OP	0.5% 99.5%	GP LP
Ashford Tampa International Hotel, LP	DE:	61-1437966	Subsidiary	Ashford Sapphire VII GP LLC Prime OP	0.5% 99.5%	GP LP

Schedule 5.13

Entity Name	State	Tax ID #	Entity Designation	Equity Interests Owned By	Equity % of Owner	Equity Entity Type
Ashford Thomas LLC	DE:	47-5253832	Subsidiary	Prime OP	100%	Member
Ashford TRS Chicago II LLC	DE:	46-4741465	Subsidiary	Ashford TRS Chicago Senior Mezz LLC	100%	Member
Ashford TRS Chicago Junior Mezz LLC	DE:	46-4668966	Subsidiary	Ashford Prime TRS Corporation	100%	Member
Ashford TRS Chicago Senior Mezz LLC	DE:	46-4657398	Subsidiary	Ashford TRS Chicago Junior Mezz LLC	100%	Member
Ashford TRS Philadelphia Annex LLC	DE:	45-3844647	Subsidiary	Ashford Prime TRS Corporation	100%	Member
Ashford TRS Pier House LLC	DE	46-2533898	Subsidiary	Ashford TRS Pier House Mezz A LLC	100%	Member
Ashford TRS Pier House Mezz A LLC	DE	46-3265239	Subsidiary	Ashford TRS Pier House Mezz B LLC	100%	Member
Ashford TRS Pier House Mezz B LLC	DE	46-3277047	Subsidiary	Ashford Prime TRS Corporation	100%	Member
Ashford TRS Sapphire III LLC	DE:	20-8530480	Subsidiary	Ashford Prime TRS Corporation	100%	Member
Ashford TRS Sapphire VII LLC	DE:	20-8530511	Subsidiary	Ashford Prime TRS Corporation	100%	Member
Ashford TRS Yountville LLC	DE:	47-3949037	Subsidiary	Ashford Prime TRS Corporation	100%	Member
Ashford Yountville GP LLC	DE:	47-3948989	Subsidiary	Prime OP	100%	Member
Ashford Yountville LP	DE:	47-3948947	Subsidiary	Ashford Yountville GP LLC Prime OP	0.5% 99.5%	GP LP
CHH Capital Hotel GP LLC	DE:	20-0442565	JV Subsidiary	Ashford HHC Partners III LP	100%	Member
CHH Capital Hotel Partners LP	DE:	20-0442871	JV Subsidiary	CHH Capital Hotel GP LLC Ashford HHC Partners III LP	0.5% 99.5%	GP LP
CHH Capital Tenant Corp.	DE:	20-0454830	JV Subsidiary	CHH III Tenant Parent Corp.	100%	Stock
CHH III Tenant Parent Corp.	DE:	20-0454789	JV Subsidiary	Ashford HHC Partners III LP	100%	Stock
CHH Torrey Pines Hotel GP LLC	DE:	57-1194162	JV Subsidiary	Ashford HHC Partners III LP	100%	Member
CHH Torrey Pines Hotel Partners LP	DE:	20-0448951	JV Subsidiary	CHH Torrey Pines Hotel GP LLC Ashford HHC Partners III LP	0.5% 99.5%	GP LP
CHH Torrey Pines Tenant Corp.	DE:	20-0454862	JV Subsidiary	CHH III Tenant Parent Corp.	100%	Stock
RC Hotels (Virgin Islands), Inc.	USVI	52-1972752	Subsidiary	Ashford Thomas LLC	100%	Stock

* represents approximate percentage as of the closing date.
Part B:
The AINC Investment

Part C:

Loan Party	Equity Interests Owned By	Equity % of Owner	Equity Interest Type
Ashford Hospitality Prime, Inc.	Publicly traded	N/A	Stock
Ashford Hospitality Prime Limited Partnership	Ashford Prime OP General Partner LLC Ashford Prime OP Limited Partner LLC Other holders of convertible units	0% 64.5%* 15.5%*	GP LP LP
Ashford Prime OP General Partner LLC	Ashford Hospitality Prime, Inc.	100%	Member
Ashford Prime OP Limited Partner LLC	Ashford Hospitality Prime, Inc.	100%	Member
Ashford Prime TRS Corporation	Ashford Hospitality Prime Limited Partnership	100%	Stock
Ashford HHC III LLC	Ashford Hospitality Prime Limited Partnership	100%	Member

Schedule 5.13

Part D:

Loan Party	State	Tax ID #.	Chief Executive Office/ Sole Place of Business
Ashford Hospitality Prime, Inc.	MD	46-2488594	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Hospitality Prime Limited Partnership	DE	46-2473800	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Prime OP General Partner LLC	DE	46-2483337	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Prime OP Limited Partner LLC	DE	46-2496819	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Prime TRS Corporation	DE	46-2476437	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford HHC III LLC	DE	20-8532088	14185 Dallas Parkway, STE 1100 Dallas, TX 75254

Schedule 5.13

SCHEDULE 5.18
INTELLECTUAL PROPERTY MATTERS
None.

Schedule 5.18

SCHEDULE 7.09
BURDENSOME AGREEMENTS
None.

Schedule 7.09

SCHEDULE 11.02
ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Ashford Hospitality Prime Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David Brooks
Telephone: 972.778.9207
Telecopier: 972-490-9605
Electronic Mail: dbrooks@ahtreit.com
Website Address:    www.ahpreit.com
U.S. Taxpayer Identification Number: 46-2473800
PARENT:
Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David Brooks
Telephone: 972.778.9207
Telecopier: 972-490-9605
Electronic Mail: dbrooks@ahtreit.com
Website Address:    www.ahpreit.com
U.S. Taxpayer Identification Number: 46-2488594
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
101 North Tryon St.
Mail Code: NC1-001-05-46
Charlotte, NC 28255
Attention: Concetta Lincoln
Telephone: 980-387-2469
Telecopier: 704-719-8128
Electronic Mail:  Concetta.lincoln@baml.com
Account No.: 1366212250600
Ref:  Ashford Hospitality Prime LP
ABA# 026009593
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
101 S Tryon Street
Mail Code:  NC1-002-15-36

Schedule 11.02 – Page 1

Charlotte, NC  28255
Attention:  Cindy Jordan
Telephone: 980-386-2359
Telecopier:  704-409-0883
Electronic Mail:  cindy.t.jordan@baml.com
L/C ISSUER:
Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code:  PA6-580-02-30
Scranton, PA 18507
Attention:  Alfonso Malave
Telephone: 570-496-9619
Telecopier: 800-755-8740
Electronic Mail:  tradeclientserviceteamus@baml.com
SWING LINE LENDER:
Bank of America, N.A.
101 North Tryon St.
Mail Code: NC1-001-05-46
Charlotte, NC 28255
Attention: Concetta Lincoln
Telephone: 980-387-2469
Telecopier: 704-719-8128
Electronic Mail:  Concetta.lincoln@baml.com
Account No.: 1366212250600
Ref:  Ashford Hospitality Prime LP
ABA# 026009593

Schedule 11.02 – Page 2

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 10, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests (select one):
A Borrowing of Revolving Credit Loans
A conversion or continuation of Revolving Credit Loans
1.    On                          (a Business Day).
2.    In the amount of $
3.    Comprised of

            [Type of Loan requested]
4.    For Eurodollar Rate Loans: with an Interest Period of          months.
The Revolving Credit Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

Exhibit A – Page 1

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the Borrowing.

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Name: Title:

Exhibit A – Page 2

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 10, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:
1.    On                          (a Business Day).
2.    In the amount of $                .
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.
The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the Swing Line Loan.
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Name: Title:

Exhibit B – Page 1

EXHIBIT C
FORM OF AMENDED AND RESTATED NOTE
___________, ____
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of November 10, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
This Amended and Restated Note is in amendment and restatement, but not extinguishment, of that certain Note, dated as of November 19, 2013, made by the Borrower and payable to the Lender, executed pursuant to the Existing Credit Agreement.

Exhibit C – Page 1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Name: Title:

Signature Page to
Form of [Amended and Restated] Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ________, ____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 10, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent, for itself and on behalf of Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Parent has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Parent has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Parties and Controlled JV Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Consolidated Parties and Controlled JV Subsidiaries during the accounting period covered by such financial statements.
3.    A review of the activities of the Consolidated Parties and Controlled JV Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Consolidated Parties and Controlled JV Subsidiaries performed and observed all its Obligations under the Loan Documents, and
[select one:]

Exhibit D – Page 1

[to the best knowledge of the undersigned, during such fiscal period the Consolidated Parties and Controlled JV Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Borrower and the Parent contained in Article V of the Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedules 1 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,         .

PARENT:
ASHFORD HOSPITALITY PRIME, INC.

By:	Name: Title:
BORROWER:
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Name: Title:

Exhibit D – Page 2

For the Quarter/Year ended ___________________, ____ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Tangible Net Worth.

	A.	Actual Consolidated Tangible Net Worth at Statement Date:

		1.	Shareholders’ Equity:	$______

		2.	Intangible Assets:	$______

		3.	Accumulated depreciation	$______

		4.	Reversal of any effects of the application of FASB ASC No. 715: Compensation—Retirement Benefits	$______

		5.	Reversal of impact from (i) straight line rent leveling adjustments required under GAAP and (ii) amortization of intangibles pursuant to FASB Statement No. 141	$______

		6.	Consolidated Tangible Net Worth (Line I.A1 minus Line I.A.2 plus Line I.A.3, plus or minus, as applicable, Line I.A.4, plus or minus, as applicable, Line I.A.5):	$______

	B.	$[_______]

	C.	75% of increases in Shareholders’ Equity after September 30, 2016 from issuance and sale of Equity Interests of the Parent:		$______

	D.	Minimum required Consolidated Tangible Net Worth (Lines I.B plus I.C):		$______

	E.	[Excess][Deficiency] for covenant compliance (Line I.A.6 minus I.D):		$______

II.	Section 7.11 (b) – Consolidated Recourse Indebtedness.

	A.	Consolidated Recourse Indebtedness other than Consolidated Recourse Indebtedness under the Agreement at Statement Date:		$______

		Maximum permitted:		$50,000

III.	Section 7.11 (c) – Secured Indebtedness on Real Property.

Schedule 1 to
Compliance Certificate

	A.	As-is appraised value of Real Property securing Secured Indebtedness at Statement Date (see attached schedule for individual listing of Real Property:

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

	B.	Maximum Secured Indebtedness on each Real Property (each property listed in Line III.A multiplied by 70%):

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

	C.	Secured Indebtedness secured by each Real Property above at Statement Date:

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

	D.	[Excess][Deficiency] for covenant compliance (applicable item in Line III.C minus applicable item in LineIII.B):

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

IV.	Section 7.11 (d) – Variable Rate Indebtedness.

	A.	Consolidated Funded Indebtedness at Statement Date:	$______

	B.	Maximum Variable Rate Indebtedness (Line IV.A multiplied by 25%):	$______

	C.	Indebtedness of the Consolidated Parties that accrues interest at a variable rate at Statement Date:	$______

	D.	[Excess][Deficiency] for covenant compliance (Line IV.C minus IV.B):	$______

Schedule 1 to
Compliance Certificate

V.	Section 7.11 (e) – Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:		$______

	B.	Unrestricted Cash:		$______

	C.	EBITDA for the four (4) fiscal quarters ending on the Statement Date (the “Calculation Period”):		$______

	D.	Consolidated Leverage Ratio ((Line V.A minus Line V.B) divided by Line V.C):		____ to 1

Maximum permitted Consolidated Leverage Ratio:

	Period	Maximum Consolidated Leverage Ratio
		At Any Time	During Permitted Non-Compliance Period
	Closing Date through September 30, 2017	6.00 to 1.0	6.50 to 1.0
	October 1, 2017 through September 30, 2019	5.75 to 1.0	6.25 to 1.0
	October 1, 2019 and thereafter	5.50 to 1.0	6.00 to 1.0

VI.	Section 7.11(f) - Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated Adjusted EBITDA for Calculation Period:		$______

	B.	Consolidated Interest Charges for Calculation Period:		$______

	C.	Scheduled principal payments, etc. for Calculation Period:		$______

	D.	Dividends and distributions, etc. for Calculation Period:		$______

	E.	Consolidated Fixed Charge Coverage Ratio (Line VI.A divided by (Line VI.B plus Line VI.C plus Line VI.D)):		______ to 1

Minimum required Consolidated Fixed Charge Coverage Ratio:

	Period		Minimum Consolidated Fixed Charge Coverage Ratio
	Closing Date through September 30, 2017		1.40 to 1.0
	October 1, 2017 and thereafter		1.50 to 1.0

Schedule 1 to
Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership

Exhibit E-1 – Page 1

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Credit Agreement, dated as of November 10, 2016, among the Borrower, Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	CUSIP Number

		$_______________	$_________	___________%
		$_______________	$_________	___________%
		$_______________	$_________	___________%

[7.	Trade Date: __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Exhibit E-1 – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:	Title:
ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:	Title:

Signature Page to
Form of Assignment and Assumption

[Consented to and] Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By:	Title:
[Consented to:]
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Title:

Signature Page to
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Sections 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

Annex 1 to
Assignment and Assumption

Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the] [the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 to
Assignment and Assumption

EXHIBIT E-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
(see attached)

Exhibit E-2 – Page 1

1

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

1. Information as of date (enter date):

2. Borrower or Deal Name: **Ashford Hospitality Prime Limited Partnership**

3. Legal Name of Lender of Record for Signature Page:

   Markit Entity Identifier (MEI) #:
   Fund Manager Name (if applicable):
   Legal Address from Tax Document of Lender of Record:
   Country:
   Address:
   City: State/Province: Postal Code:

4. Domestic Funding Address:

Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:

5. Eurodollar Funding Address (*if different than #4*):

Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:

6. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name:
Middle Name:
Last Name:
Title:
Street Address:
Suite/Mail Code:
City:
State:
Postal Code:
Country:
Office Telephone #:
Office Facsimile #:
Work E-Mail Address:
SyndTrak E-Mail Address:

Secondary Credit Contact:

First Name:
Middle Name:
Last Name:
Title:
Street Address:
Suite/Mail Code:
City:
State:
Postal Code:
Country:
Office Telephone #:
Office Facsimile #:
Work E-Mail Address:
SyndTrak E-Mail Address:

Additional SyndTrak User Access:

Enter E-Mail Addresses of any respective contact who should have access to SyndTrak below.

SyndTrak E-Mail Addresses:

CONFIDENTIAL

JUNE 2016
Bank of America

2

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

Primary Operations Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Secondary Operations Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Does Secondary Operations Contact need copy of notices? YES ☐ NO ☐

Letter of Credit Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:

Draft Documentation Contact or Legal Counsel:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:

7. Lender's Fed Wire Payment Instructions:

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

8. Lender's Standby Letter of Credit, Commercial Letter of Credit, and Bankers' Acceptance Fed Wire Payment Instructions (if applicable):

Pay to

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

Use Lender's Fed Wire Payment Instructions in Section #7 above? YES ☐ NO ☐

CONFIDENTIAL

JUNE 2016
Bank of America

3

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

9. Lender's Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): __ __-__ __ __ __ __ __ __ __

Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9 ☐ **W-8BEN** ☐ **W-8BEN-E** ☐ **W-8ECI** ☐ **W-8EXP** ☐ **W-8IMY** ☐

<u>Tax Contact:</u>
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person's Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).

CONFIDENTIAL

JUNE 2016
Bank of America

4

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

IRS Tax Form Tool Kit.pdf

10. Bank of America's Payment Instructions:

Pay to:
Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: 1366072250600
Attn: **Corporate Credit Services**
Ref: Ashford Hospitality Prime Limited Partnership

CONFIDENTIAL

JUNE 2016
Bank of America

EXHIBIT F-1
FORM OF AMENDED AND RESTATED GUARANTY AGREEMENT
THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”) is executed as of November 10, 2016, by EACH OF THE ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO or who becomes a party hereto pursuant to Section 22 below (each a “Guarantor” and collectively, the “Guarantors”), in favor of Bank of America, N.A. as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”), for the benefit of the Credit Parties (hereinafter defined).

RECITALS:

A.    Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (“Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (“Parent”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders, each as defined therein, previously entered into that certain Credit Agreement dated as of November 19, 2013 (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Existing Credit Agreement”). In connection with the Existing Credit Agreement, certain subsidiaries of Borrower entered into that certain Guaranty Agreement dated as of November 19, 2013 (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Existing Guaranty”).

B.    Borrower, Parent, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender (“Swing Line Lender”) and L/C Issuer (“L/C Issuer”), and certain Lenders (Administrative Agent, Swing Line Lender, L/C Issuer, the Lenders, and each Hedge Bank, together with their respective successors and assigns are each a “Credit Party,” and collectively the “Credit Parties”) are now entering into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”) , which Credit Agreement amends and restates, in its entirety, the Existing Credit Agreement. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

C.    Each Guarantor is a direct or indirect Subsidiary of Parent and will, directly or indirectly, benefit from (i) the Credit Parties’ extensions of credit to Borrower and the other applicable Loan Parties pursuant to the Loan Documents and (ii) the Hedge Banks’ extensions of credit to the applicable Loan Parties pursuant to any Secured Hedge Agreement.

D.    This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit under the Loan Documents.

E.    This Guaranty shall amend and restate the Existing Guaranty in its entirety.

NOW, THEREFORE, as an inducement to (i) the Credit Parties to enter into the Credit Agreement and to make Loans and issue Letters of Credit thereunder and (ii) the Hedge Bank party to any Secured Hedge Agreement to enter into such Secured Hedge Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantors hereby jointly and severally guarantee payment of the Guaranteed Obligations (hereinafter defined) and hereby agree as follows:

Exhibit F-1 – Page 1

Section 1.NATURE OF GUARANTY. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Credit Agreement, the other Loan Documents, and the Secured Hedge Agreements (including all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”) and hereby consents to any extension of the Maturity Date pursuant to Section 2.14 of the Credit Agreement or otherwise. Administrative Agent’s books and records showing the amount of the Guaranteed Obligations under the Loan Documents shall, absent manifest error, be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of such Guaranteed Obligations. The amount of any Guaranteed Obligations under any Secured Hedge Agreement shall be determined in accordance with the terms of such Secured Hedge Agreement. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

Section 2.REPRESENTATIONS; PAYMENTS. Each Guarantor represents and warrants that it is a limited liability company, limited partnership, or corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and that it is located in the State of Delaware within the meaning of such term under Section 9-307 of the UCC. All payments by the Guarantor hereunder shall be made to the Administrative Agent, for the account of the Credit Party to whom such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds and in accordance with (a) Section 2.12(a) of the Credit Agreement, in all circumstances, (b) and Section 3.01 of the Credit Agreement, in the case of payments under the Loan Documents, and (c) Section 2(d) of any applicable Secured Hedge Agreement on the form of the 1992 ISDA Master Agreement or the 2002 ISDA Master Agreement (or the corresponding provision of any successor master agreement), in the case of payments under any Secured Hedge Agreement.

Section 3.RIGHTS OF CREDIT PARTIES. Each Guarantor consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) as between the Guarantors and the Credit Parties, apply such security and direct the order or manner of sale thereof as any Credit Party in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

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Section 4.CERTAIN WAIVERS. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, Parent, or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of the Borrower (other than the defense that the Guaranteed Obligations have been performed and indefeasibly paid in cash, to the extent of any such payment); (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require the Credit Parties to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Credit Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Credit Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor or default, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

Section 5.OBLIGATIONS INDEPENDENT. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 6.TERMINATION; REINSTATEMENT. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than contingent liabilities that survive termination of the Loan Documents and the Secured Hedge Agreements) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or the Credit Parties exercise their right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Credit Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 7.NO SUBROGRATION. No Guarantor shall exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full (other than contingent liabilities that survive termination of the Loan Documents and the Secured Hedge Agreements) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

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Section 8.WAIVER OF SURETYSHIP DEFENSES. Each Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantors under this Guaranty, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of any Guarantor under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of any Guarantor hereunder. Each Guarantor waives any right to enforce any remedy which such Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties. Further, to the fullest extent permitted by law, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 9.EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. Each Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against any Guarantor.

Section 10.SUBORDINATION. Each Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to such Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to such Guarantor, (c) held by or are to be held by such Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations (other than contingent obligation that survive termination of the Loan Documents and the Secured Hedge Agreements). If any Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then such Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

Section 11.STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.

Section 12.EXPENSES. Each Guarantor shall pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the preservation, protection, or enforcement of any rights of any Credit Party under this Guaranty including in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantors under the preceding sentence shall survive termination of this Guaranty.

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Section 13.AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by the party or parties against whom enforcement of such amendment, modification, termination, or waiver is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 14.NOTICES. Any notice or other communication herein required or permitted to be given shall be sent in writing to the addresses set forth on the signature pages hereof or such other address, if any, as to which the relevant Guarantor may have given notice to the Administrative Agent in accordance with this Section 14 and shall be given and deemed effective in accordance with the provisions of Section 11.02 of the Credit Agreement.

Section 15.NO WAIVER; ENFORCEABILITY. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 16.ASSIGNMENT. This Guaranty shall: (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part in accordance with the Credit Agreement or the relevant Secured Hedge Agreement, as applicable. Each Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning any Guarantor, this Guaranty, and any security for this Guaranty.

Section 17.CONDITION OF BORROWER. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantors require, and that no Credit Party shall have any duty, and Guarantors are not relying on any Credit Party at any time, to disclose to Guarantors any information relating to the business, operations, or financial condition of Borrower.

Section 18.RIGHTS OF SETOFF. If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of Guarantors’ accounts or deposits with Administrative Agent or such other Credit Party.

Section 19.OTHER GUARANTIES. Unless otherwise agreed by Administrative Agent and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of the Credit Parties or any term or provision thereof.

Section 20.BENEFIT OF GUARANTORS. Each Guarantor represents and warrants that, by virtue of its relationship with Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty.

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Section 21.LOAN DOCUMENTS. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents, including Section 9.11 of the Credit Agreement, are applicable to such Guarantor and shall be imposed upon such Guarantor, and each Guarantor reaffirms that each such representation and warranty relating to such Guarantor is true and correct in all material respects and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition relating to such Guarantor. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of the Credit Parties. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty. For the sake of clarity, the agreements of a Guarantor in this Section 21 shall, subject to Section 9.10 of the Credit Agreement, terminate upon the release of such Guarantor in accordance with Section 23 hereof.

Section 22.ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be the signatories hereto and that are listed on Schedule 1 attached hereto. From time to time subsequent to the time hereof, in accordance with Section 6.12(a)(i) of the Credit Agreement, additional Persons may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Administrative Agent, as well as delivery of all other documents set forth in Section 6.12 of the Credit Agreement, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary of Parent to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

Section 23.RELEASE OF GUARANTORS. Subject to Section 9.10 of the Credit Agreement, a Guarantor may be released from its obligations under this Guaranty by Administrative Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

Section 24.KEEPWELL. Each Guarantor that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest or lien under any Loan Document, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 24 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each

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Specified Loan Party for all purposes of the Commodity Exchange Act. For purposes of this Section 24, (a) “Qualified ECP Guarantor” shall mean, at any time, each Loan Party that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act and (b) “Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to this Section 24).

Section 25.GOVERNING LAW; JURISDICTION; ETC.

(a)    GOVERNING LAW.    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 25(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT,

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TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

Section 26.COUNTERPARTS. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 27.FINAL AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 28.AMENDMENT AND RESTATEMENT. This Guaranty is given in amendment and restatement, but not in extinguishment or novation, of the Existing Guaranty. Each Guarantor party to the Existing Guaranty hereby ratifies and confirms its obligations pursuant to the Existing Guaranty, as amended and restated by this Guaranty.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered as of the date first written above.
GUARANTORS:

ASHFORD PRIME OP LIMITED PARTNER LLC
ASHFORD PRIME OP GENERAL PARTNER LLC
ASHFORD HHC III LLC

By:	Name: David Brooks Title: Vice President

ASHFORD PRIME TRS CORPORATION

By:	Name: Deric S. Eubanks Title: President

Address for each of the foregoing Guarantors:
C/O Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David Brooks
Telephone: 972.778.9207
Electronic Mail: dbrooks@ahtreit.com

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SCHEDULE 1
INITIAL GUARANTORS

Ashford Prime OP Limited Partner LLC
Ashford Prime OP General Partner LLC
Ashford HHC III LLC
Ashford Prime TRS Corporation

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EXHIBIT A

JOINDER TO AMENDED AND RESTATED GUARANTY AGREEMENT

THIS JOINDER TO AMENDED AND RESTATED GUARANTY AGREEMENT dated as of ___________________, 20__ (this “Joinder”), executed and delivered by __________________, a _______________ (the “Additional Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Credit Parties under that certain Amended and Restated Guaranty Agreement dated as of November 10, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), relating to, among other things, that certain Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation (“Parent”), each lender from time to time party thereto, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties thereto.
WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the other Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to any Secured Hedge Agreement the Hedge Bank party to such Secured Hedge Agreement will have agreed to make certain financial accommodations to the Loan Party a party thereto on the terms and conditions set forth in such Secured Hedge Agreement;
WHEREAS, the Additional Guarantor is a direct or indirect Subsidiary of Parent and will, directly or indirectly, benefit from (i) the Credit Parties’ extensions of credit to Borrower and the other applicable Loan Parties pursuant to the Loan Documents and (ii) the Hedge Banks’ extensions of credit to the applicable Loan Parties pursuant to any Secured Hedge Agreement and, accordingly, the Additional Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the other Credit Parties on the terms and conditions contained herein; and
WHEREAS, the Additional Guarantor’s execution and delivery of this Joinder is a condition to the Administrative Agent and the other Credit Parties continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Additional Guarantor, the Additional Guarantor agrees as follows:
Section 1. Accession to Guaranty. The Additional Guarantor hereby (i) agrees that it is a “Guarantor” under the Guaranty and (ii) assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the Additional Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the Additional Guarantor hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all the Guarantied Obligations (as defined in the Guaranty);

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(b)    makes to the Administrative Agent and the other Credit Parties as of the date hereof each of the representations and warranties contained in the Guaranty and agrees to be bound by each of the covenants contained in the Guaranty; and
(c)    consents and agrees to each provision set forth in the Guaranty.
Section 2. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Guaranty.
[Signatures on Next Page]

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In witness whereof, the undersigned Additional Guarantor has caused this Joinder to be executed and delivered by its officer thereunto duly authorized as of the date first written above.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[Address of Additional Guarantor:

____________________
____________________
Attention: ____________
Telephone: ___________
Facsimile: ____________
Electronic Mail: ________________]

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EXHIBIT B

FORM OF RELEASE OF GUARANTOR

Reference is made to that certain that certain Amended and Restated Guaranty Agreement dated as of November 10, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”) in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Credit Parties, as defined in the Guaranty, relating to, among other things, that certain Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership, as “Borrower”, ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation, as “Parent”, each lender from time to time party thereto, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties thereto.

In witness whereof, the undersigned Administrative Agent, on behalf of the Credit Parties, hereby releases and discharges ____________________ from any and all obligations and liabilities of ____________________ to the Credit Parties under the Guaranty.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

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EXHIBIT F-2
FORM OF AMENDED AND RESTATED BORROWER GUARANTY AGREEMENT
THIS AMENDED AND RESTATED BORROWER GUARANTY AGREEMENT (this “Guaranty”) is executed as of November 10, 2016, by ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (the “Guarantor”), in favor of Bank of America, N.A. as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”), for the benefit of the Credit Parties (hereinafter defined).

RECITALS:

A.    The Guarantor, as borrower, Ashford Hospitality Prime, Inc., a Maryland corporation (“Parent”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders, each as defined therein, previously entered into that certain Credit Agreement dated as of November 19, 2013 (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Existing Credit Agreement”). In connection with the Existing Credit Agreement, Guarantor entered into that certain Guaranty Agreement dated as of November 19, 2013 (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Existing Guaranty”).

B.    The Guarantor, as borrower, Parent, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender (“Swing Line Lender”) and L/C Issuer (“L/C Issuer”), and certain Lenders (Administrative Agent, Swing Line Lender, L/C Issuer, the Lenders, and each Hedge Bank, together with their respective successors and assigns are each a “Credit Party,” and collectively the “Credit Parties”) are now entering into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), which Credit Agreement amends and restates, in its entirety, the Existing Credit Agreement. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

C.    This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof (i) is a condition precedent to the Credit Parties’ obligations to extend credit under the Loan Documents and (ii) will be a condition precedent to the effectiveness of any Secured Hedge Agreement.

D.    This Guaranty shall amend and restate the Existing Guaranty in its entirety.

NOW, THEREFORE, as an inducement to (i) the Credit Parties to enter into the Credit Agreement and to make Loans and issue Letters of Credit to the Guarantor thereunder and to extend such credit as the Credit Parties may from time to time agree to extend and (ii) the Hedge Bank party to any Secured Hedge Agreement to enter into such Secured Hedge Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) and hereby agrees as follows:

Section 1.NATURE OF GUARANTY. The Guarantor hereby absolutely and unconditionally guarantees as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of any Loan Party or any Subsidiary of a Loan Party (other than the Guarantor) to the Credit Parties arising under the Secured Hedge Agreements

Exhibit F-2 – Page 1

(including all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance (other than indefeasible performance) relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

Section 2. REPRESENTATIONS; PAYMENTS. The Guarantor represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and that it is located in the State of Delaware within the meaning of such term under Section 9-307 of the UCC. All payments by the Guarantor hereunder shall be made to the Administrative Agent, for the account of the Credit Party to whom such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds and in accordance with (a) Section 2.12(a) of the Credit Agreement, in all circumstances, (b) Section 3.01 of the Credit Agreement, in the case of payments under the Loan Documents, and (c) Section 2(d) of any applicable Secured Hedge Agreement on the form of the 1992 ISDA Master Agreement or the 2002 ISDA Master Agreement (or the corresponding provision of any successor master agreement), in the case of payments under any Secured Hedge Agreement.

Section 3.RIGHTS OF CREDIT PARTIES. The Guarantor consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) as between the Guarantor and the Credit Parties, apply such security and direct the order or manner of sale thereof as any Credit Party in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

Section 4.CERTAIN WAIVERS. The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Parent or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of the Guarantor (other than the defense that the Guaranteed Obligations have been performed and indefeasibly paid in cash, to the extent of any such payment); (b) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (c) any right to require the Credit Parties to proceed against or exhaust any security for the Indebtedness or pursue any other remedy in the Credit Parties’ power whatsoever; (d) any benefit of and any right to participate in any security now or hereafter held by the Credit Parties; and (e) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor or default, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

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Section 5.OBLIGATIONS INDEPENDENT. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any other person or entity is joined as a party.

Section 6.TERMINATION; REINSTATEMENT. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than contingent liabilities that survive termination of the Loan Documents and the Secured Hedge Agreements) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Guarantor is made, or the Credit Parties exercise their right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Credit Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

Section 7.NO SUBROGRATION. The Guarantor shall not exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full (other than contingent liabilities that survive termination of the Loan Documents and the Secured Hedge Agreements) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 8.WAIVER OF SURETYSHIP DEFENSES. The Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to the Guarantor under this Guaranty, make any agreement with any person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any right to enforce any remedy which the Guarantor now has or may hereafter have against any other guarantor and waives any defense arising by reason of any disability or other defense of any other guarantor or the cessation from any cause whatsoever of the liability of the Guarantor and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties. Further, to the fullest extent permitted by law, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

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Section 9.EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. The Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any other guarantor, or any other person, entity, or property before enforcing this Guaranty against the Guarantor.

Section 10.SUBORDINATION. The Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to the Guarantor, (c) held by or are to be held by the Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations (other than contingent obligation that survive termination of the Loan Documents and the Secured Hedge Agreements). If the Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then the Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

Section 11.STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by Administrative Agent.

Section 12.EXPENSES. The Guarantor shall pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the preservation, protection, or enforcement of any rights of any Credit Party under this Guaranty including in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

Section 13.AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 14.NOTICES. Any notice or other communication herein required or permitted to be given shall be sent in writing to the address of the Guarantor or Administrative Agent, as applicable, set forth in the Credit Agreement and shall be given and deemed effective in accordance with the provisions of Section 11.02 of the Credit Agreement.

Section 15.NO WAIVER; ENFORCEABILITY. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

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Section 16.ASSIGNMENT. This Guaranty shall: (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns under any Secured Hedge Agreement and the Credit Parties may, in accordance with the terms of the Secured Hedge Agreement giving rise to such Guaranteed Obligations, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. The Guarantor agrees that the Credit Parties may, in accordance with the terms of the Secured Hedge Agreement giving rise to such Guaranteed Obligations, disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning the Guarantor, this Guaranty, and any security for this Guaranty.

Section 17.CONDITION OF OTHER GUARANTORS. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the other guarantors of the Guaranteed Obligations such information concerning the financial condition, business, and operations of such other guarantors as the Guarantor requires, and that no Credit Party shall have any duty, and the Guarantor is not relying on any Credit Party at any time, to disclose to the Guarantor any information relating to the business, operations, or financial condition of such other guarantors.

Section 18.RIGHTS OF SETOFF. If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with Administrative Agent or such other Credit Party.

Section 19.OTHER GUARANTIES. Unless otherwise agreed by Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Credit Parties or any term or provision thereof.

Section 20.BENEFIT OF GUARANTOR. The Guarantor represents and warrants that, by virtue of its relationship with the other Loan Parties and their respective Subsidiaries, the execution, delivery and performance of this Guaranty is for the direct benefit of the Guarantor and it has received adequate consideration for this Guaranty.

Section 21.LOAN DOCUMENTS. By execution hereof, the Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents, including Section 9.11 of the Credit Agreement, are applicable to the Guarantor and shall be imposed upon the Guarantor, and the Guarantor reaffirms that each such representation and warranty is true and correct in all material respects and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, the Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of the Credit Parties. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of the Guarantor under this Guaranty.

Section 22.KEEPWELL. The Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to any Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations

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under any Guaranty and the other Loan Documents in respect of such Swap Obligation. The obligations and undertakings of the Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. For purposes of this Section 22, “Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to this Section 22).

Section 23.GOVERNING LAW; JURISDICTION; ETC.

(a)    GOVERNING LAW.    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 23(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE

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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.FINAL AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 25.AMENDMENT AND RESTATEMENT. This Guaranty is given in amendment and restatement, but not in extinguishment or novation, of the Existing Guaranty. The Guarantor hereby ratifies and confirms its obligations pursuant to the Existing Guaranty, as amended and restated by this Guaranty.

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IN WITNESS WHEREOF, the undersigned has caused this Borrower Guaranty Agreement to be duly executed and delivered as of the date first written above.

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Name: Title:

Exhibit F-2 – Page 8

EXHIBIT G
FORM OF AMENDED AND RESTATED SECURITY AGREEMENT
THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is dated as of November 10, 2016, and entered into by and between each of the undersigned parties identified as “Grantors” on the signature pages hereto and the other Persons who may become Grantors hereunder pursuant to the execution and delivery of a Security Agreement Supplement substantially in the form of Annex 1 hereto (each a “Grantor” and collectively, the “Grantors”) in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent for and representative of (in such capacity herein called “Secured Party”) the Credit Parties (hereinafter defined).
R E C I T A L S
1.In connection with that certain Credit Agreement dated as of November 19, 2013, among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (“Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (“Parent”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Existing Credit Agreement”), the Grantors entered into that certain Security Agreement dated as of November 19, 2013 (the “Existing Security Agreement”).

2.Borrower, Parent, certain lenders (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender (“Swing Line Lender”), and L/C Issuer (“L/C Issuer”) (Secured Party, Swing Line Lender, L/C Issuer, the Lenders, and each Hedge Bank, together with their respective successors and assigns are each a “Credit Party,” and collectively the “Credit Parties”) are concurrently herewith entering into an Amended and Restated Credit Agreement dated as of the date hereof (including all annexes, exhibits, and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), which Credit Agreement amends and restates, in its entirety, the Existing Credit Agreement. In connection with the Credit Agreement, Grantors have agreed to amend and restate the Existing Security Agreement, and to ratify, confirm, renew and extend the Existing Security Agreement and the liens and security interests created thereby in their entirety, without interruption, novation or discharge as set forth herein.

3.Secured Party and the other parties thereto have agreed to make available to Borrower certain financial accommodations on the terms and conditions contained in the Credit Agreement.

4.Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement as in effect on the date hereof.

5.Each Grantor will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrower or an Affiliate of Borrower.

6.The Credit Agreement requires that each Grantor shall grant to Secured Party, for the benefit of the Credit Parties, the Liens contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Secured Party agree as follows:

1.	Definitions.

Exhibit G – Page 1

(a)As used herein, the following terms have the following meanings:
“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2, including, to the extent a security interest is granted therein pursuant to such Section, (i) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (ii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.
“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.
“Collateral” means, subject to the last sentence of this definition, with respect to a Grantor, all of such Grantor’s right, title and interest to and under all of the following property, whether now owned or hereafter acquired by such Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest, and whether now existing or hereafter arising:
(a)all Deposit Accounts;
(b)all Instruments;
(c)all Securities Accounts;
(d)all books and records pertaining to any property described in this definition;
(e)all Supporting Obligations pertaining to any property described in this definition;
(f)all property of the types described in clauses (a) through (e) of this definition of any Grantor held by Secured Party, including all such property, in the possession or custody of or in transit to Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power; and
(g)to the extent not otherwise included, all Proceeds.
When the term “Collateral” is used without reference to a Grantor, then it shall be deemed to be a collective reference to the “Collateral” of all Grantors. Notwithstanding anything to the contrary, the Collateral shall

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not include any Equity Interest in any Person that is an Unpledgeable Subsidiary; provided that any “Collateral” under and as defined in the Pledge Agreement, which has not been otherwise released pursuant to the provisions thereof, shall constitute Collateral hereunder.
“Credit Agreement” has the meaning set forth in the Recitals hereto.
“Deposit Account” means a deposit account of a Grantor in which such Grantor maintains any reserves for furniture, Fixtures and/or Equipment.
“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Secured Party, entered into by a Grantor, Secured Party and the bank at which such Grantor maintains a Deposit Account giving Secured Party control over such Deposit Account.
“Pledged Collateral” means, collectively, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing in each case, to the extent not excluded from the definition of Collateral pursuant to the last sentence thereof. Pledged Collateral may be General Intangibles, Instruments or Investment Property. Pledged Collateral shall not include any property that constitutes “Collateral” under and as defined in the Pledge Agreement.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 1, issued by the obligors named therein.
“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, Documents, Accounts, contract rights, Inventory, Equipment, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.
“Secured Obligations” means any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower and any Grantor to the Credit Parties arising under the Credit Agreement, the other Loan Documents, and the Secured Hedge Agreements (including all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof).
“Securities Account” means a securities account of a Grantor in which such Grantor maintains any reserves for furniture, Fixtures and/or Equipment.
“Securities Account Control Agreement” means an agreement, in form and substance satisfactory to Secured Party, entered into by a Grantor, Secured Party and the Securities Intermediary at which such Grantor maintains a Securities Account giving Secured Party control over such Securities Account.

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“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, to the extent that, by reason of mandatory provisions of law, any of the attachment, perfection, or priority of, or remedies with respect to, Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
(b)    Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):
“Account”
“Certificated Security”
“Chattel Paper”
“Documents”
“Entitlement Holder”
“Entitlement Order”
“Equipment”
“Financial Asset”
“Fixtures”
“General Intangible”
“Goods”
“Instrument”
“Inventory”
“Investment Property”
“Securities Intermediary”
“Security”
“Security Entitlement”
“Supporting Obligation”
“Uncertificated Security”
“Payment Intangible”

(c)    This Agreement is a Loan Document and is subject to the provisions of Section 1.02 of the Credit Agreement, which provisions are incorporated into this Agreement by reference the same as if set forth in this Agreement verbatim.
2.Grant of Security Interests in Collateral. Each Grantor, as security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Secured Party for the benefit of the Credit Parties, and grants to Secured Party for the benefit of the Credit Parties a lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor.

3.Grantors Remain Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) no Credit Party shall have any obligation or liability under any contract or other agreement included as part of the Collateral by reason of or arising out of this Agreement or the receipt by any Credit Party of any payment relating thereto,

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(c) the exercise by Secured Party of any rights under this Agreement or otherwise in respect of the Collateral shall not release any Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) no Credit Party shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of any Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

4.Representations and Warranties. Each Grantor represents and warrants to Secured Party and each other Credit Party as follows:

(a)Title and Liens. Such Grantor is, and will at all times continue to be, the legal and beneficial owner of the Collateral of such Grantor except for Collateral disposed of by such Grantor as expressly permitted by any Loan Document. Not in limitation of the preceding sentence, such Grantor is the Entitlement Holder of all Investment Property held in a Securities Account of such Grantor. None of the Collateral is subject to any adverse claim or other Lien except as expressly permitted by the Credit Agreement.
(b)Authorization. Such Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any authorization, approval, or other action by, or notice to or filing with, any Governmental Authority or other Person or violate any applicable Law (including any Environmental Law) relating to such Grantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such Grantor, or any indenture, agreement or other instrument to which such Grantor is a party or by which it or any of the Collateral of such Grantor or its other property may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of such Grantor or such Grantor’s other property whether now owned or hereafter acquired.
(c)Validity and Perfection of Security Interest. This Agreement is effective to create in favor of Secured Party, for the benefit of the Credit Parties, a legal, valid and enforceable first-priority security interest in the Collateral. Such security interest will be perfected upon (i) in the case of all Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 and the recording of the financing statements in the appropriate office, (ii) the delivery to Secured Party of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer in blank, (iii) the execution of Securities Account Control Agreements with respect to Investment Property not in certificated form, and (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor. Except as set forth in this subsection, no action is necessary to perfect the security interest granted by any Grantor under this Agreement. Each such security interest shall be prior to all other Liens on the Collateral.
(d)Jurisdiction of Formation, Locations, Etc. Such Grantor’s jurisdiction of organization, exact legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

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(e)Pledged Collateral. All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to Secured Party in accordance with Section 5(f) or (g).
(f)Deposit Accounts and Securities Accounts. Schedule 4 sets forth all Deposit Accounts and Securities Accounts maintained by any Grantor on the date hereof or on the date of the delivery of any update to such Schedule pursuant to the terms hereof, which sets forth such information separately for each Grantor.
5.Covenants. Each Grantor hereby unconditionally covenants and agrees as follows:

(a)No Liens, Sale, Etc. Such Grantor shall (i) except for the security interests created by this Agreement or as otherwise expressly permitted by the Credit Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, (ii) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as expressly permitted under the Loan Documents, and (iii) not enter into any agreement or undertaking restricting the right or ability of such Grantor or Secured Party to sell, assign or transfer, or grant any Lien in, any Collateral except as expressly permitted under the Loan Documents.
(b)Maintenance of Perfection. Such Grantor shall maintain the security interests created by this Agreement as perfected first priority security interests and shall defend such security interests and the priorities of such security interests against the claims and demands of all Persons.
(c)Statements of Collateral. Such Grantor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to Secured Party.
(d)Changes in Locations, Name, Etc. Unless a Grantor shall have given Secured Party at least 30 days’ prior written notice (or such shorter time as shall be acceptable to Secured Party) and shall have delivered to Secured Party all additional financing statements and other documents reasonably requested by Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:
(i)    change its jurisdiction of organization or its location, in each case from that referred to in Section 4(d); or
(ii)    change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
(e)Control Agreements. Each Grantor shall obtain and deliver to Secured Party an authenticated Deposit Account Control Agreement, from each bank holding a Deposit Account for such Grantor. Each Grantor shall obtain an authenticated Securities Account Control Agreement from each Securities Intermediary issuing or holding any Securities Account to or for any Grantor.
(f)Pledged Collateral. Within 15 days of any Grantor acquiring possession of any certificates and Instruments representing or evidencing Pledged Collateral (including Additional Pledged Collateral but excluding Pledged Collateral comprised of Equity Interests of any Grantor in any Person which was, but has ceased to be an Excluded Subsidiary), such Grantor shall deliver to Secured Party, all such certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral),

Exhibit G – Page 6

whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. While an Event of Default exists, Secured Party shall have the right, at any time in its discretion and without notice to any Grantor, (i) to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (ii) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations. Except as permitted by the Credit Agreement, such Grantor shall not grant control over any Investment Property that is Collateral to any Person other than Secured Party.
(g)Delivery of Instruments. Within 15 days of any Grantor acquiring possession of any Instrument payable to such Grantor, such Grantor shall deliver to Secured Party each such Instrument, duly indorsed in a manner reasonably satisfactory to Secured Party.
(h)Further Assurances. At any time and from time to time, at the request of Secured Party, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and the execution and delivery of Securities Account Control Agreements and Deposit Account Control Agreements.
6.Remedial Provisions.

(a)General Remedies. While an Event of Default exists, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by each Grantor), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Credit Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released by each Grantor. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Credit Party arising out of the exercise by Secured Party of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by applicable Law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b)Pledged Collateral. While an Event of Default exists, upon notice by Secured Party to the relevant Grantor or Grantors, (i) Secured Party shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order provided in Section 8.03 of

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the Credit Agreement and (ii) Secured Party or its nominee may exercise any voting, consent, corporate and other right pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof, all without liability except to account for property actually received by it; provided, however, that Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In order to permit Secured Party to exercise the voting and other consensual rights that it is entitled to exercise pursuant hereto and to receive all distributions that it is entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such orders and instruments as Secured Party may from time to time request and (ii) without limiting the immediately preceding clause (i), such Grantor hereby grants to Secured Party an irrevocable proxy to exercise all rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) while an Event of Default exists. Each Grantor hereby expressly authorizes and irrevocably instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (x) comply with any instruction received by it from Secured Party in writing that states that an Event of Default exists and is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (y) upon receipt of written notice stating that an Event of Default has occurred and is continuing under and as defined in the Credit Agreement and directing such payment directly to Secured Party, pay any payment with respect to the Pledged Collateral directly to Secured Party.
(c)Writ of Possession; Receiver. Each Grantor hereby acknowledges that Secured Obligations arose out of a commercial transaction, and agrees that while an Event of Default exists Secured Party shall have the right to an immediate writ of possession with respect to the Collateral without notice of a hearing or the requirement of posting a bond. Secured Party shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Secured Party.
(d)Remedies Cumulative. Each right, power, and remedy of Secured Party as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers, or remedies.
(e)Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the fullest extent that it lawfully may, each Grantor hereby agrees that it will not invoke any applicable Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the fullest extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Exhibit G – Page 8

(f)Application of Proceeds. The proceeds of any sale of the whole or any part of the Collateral pursuant to this Agreement, together with any other moneys held by Secured Party under the provisions of this Agreement, shall be applied in accordance with Section 8.03 of the Credit Agreement. Each Grantor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.
(g)Deposit Accounts and Securities Accounts. Upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, Secured Party may (i) instruct the bank at which any Deposit Account is maintained to comply with instructions originated by Secured Party directing disposition of the funds in such Deposit Account without further consent of any Grantor and (ii) instruct the Securities Intermediary at which any Securities Account is maintained to comply with the Entitlement Order originated by Secured Party without further consent of any Grantor.
7.Secured Party Appointed Attorney-in-Fact. Each Grantor hereby constitutes and appoints Secured Party as the attorney-in-fact of such Grantor with full power of substitution either in Secured Party’s name or in the name of such Grantor to do any of the following: (a) to perform any obligation of such Grantor hereunder in such Grantor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release Secured Party’s security interest in the Collateral; (d) to issue Entitlement Orders, instructions and other orders to any bank or Securities Intermediary in connection with any of the Collateral held by or maintained with such bank or Securities Intermediary; (e) to verify facts concerning the Collateral in such Grantor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor, representing any payment in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which such Grantor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of such Grantor or otherwise, deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, however, Secured Party may only exercise its rights described in the immediately preceding clauses (a), (b), (d), (f) and (g) if an Event of Default exists; provided, further, that Secured Party will give notice to Borrower as soon as reasonably possible upon its exercise of its rights under the immediately preceding clauses (a) through (h), except (1) any such notice regarding the exercise of rights under the immediately preceding clauses (a), (b), (d), (f) or (g) shall be given if and to the extent required by applicable Law and (2) in no event will the failure to give such have any effect on the validity of the exercise of any such right or give rise to liability on the part of any Credit Party. Nothing herein contained shall be construed as requiring or obligating any Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against Secured Party. The power of attorney granted herein is irrevocable and coupled with an interest.

8.Secured Party Duties. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral, for the benefit of the Credit Parties, and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Secured Party shall

Exhibit G – Page 9

have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if Secured Party accords such Collateral treatment substantially equal to that which Secured Party accords its own property.

9.Authorization of Financing Statements. Each Grantor authorizes Secured Party, and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as Secured Party reasonably determines appropriate to perfect the security interests of Secured Party under this Agreement. Each Grantor hereby also authorizes Secured Party, and its counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Secured Party, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

10.Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the party or parties against whom enforcement of such amendment, modification, termination, or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that Schedules to this Agreement may be supplemented through Security Agreement Supplements executed by a Grantor and accepted by Secured Party.

11.Notices. Any notice or other communication herein required or permitted to be given shall be in writing to the addresses set forth on the signature pages hereof and shall be given and deemed effective in accordance with the provisions of Section 11.02 of the Credit Agreement.

12.No Waiver. Neither the failure on the part of any Credit Party to exercise, nor the delay on the part of any Credit Party in exercising any right, power or remedy hereunder, nor any course of dealing between any Credit Party, on the one hand, and any Grantor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

13.Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Credit Agreement, except that no Grantor shall be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof and any such assignment by a Grantor shall be null and void absent the prior written consent of Secured Party.

14.Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Exhibit G – Page 10

15.Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

16.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

17.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

18.LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

(a)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
(b)EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)EACH GRANTOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL

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AS PROVIDED IN THIS AGREEMENT; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT SUCH GRANTOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY APPLICABLE LAW NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS EXPRESSLY REQUIRED UNDER THIS AGREEMENT OR APPLICABLE LAW, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.
(d)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE SECURED OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.
19.Additional Grantors. If, pursuant to Section 6.12 of the Credit Agreement, Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Secured Party a Security Agreement Supplement substantially in the form of Annex 1 hereto and shall thereafter for all purposes be party hereto as a “Grantor” and have the same rights, benefits and obligations as a Grantor initially party hereto.

20.Termination. Upon indefeasible payment in full of all of the Secured Obligations (other than contingent obligations that survive termination of the Loan Documents) and termination of the Credit Agreement in accordance with its terms, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, Secured Party agrees to take such actions as any Grantor may reasonably request, and at the sole cost and expense of such Grantor, to evidence the termination of this Agreement.

21.Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.

22.Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law or other applicable Law, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

23.Security Interest Absolute. All rights of Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise

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constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

24.Joint and Several Obligations of Grantors. THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE JOINT AND SEVERAL.

25.Miscellaneous. By acceptance of the benefits hereof, each Credit Party acknowledges and agrees that its rights hereunder are subject to the terms of the Credit Agreement, that the rights, obligations, and liabilities of Secured Party are subject to the terms of the Credit Agreement, and that the Collateral can be released as provided in the Credit Agreement.
26..AMENDMENT AND RESTATEMENT. This Agreement is in amendment and restatement of the Existing Security Agreement. Grantors hereby acknowledge and agree that this Agreement ratifies, confirms, renews and extends the Existing Security Agreement and the liens and security interests created thereby in their entirety, without interruption, novation or discharge.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:
ASHFORD HOSPITALITY PRIME, INC.

By:	Name: David Brooks Title: Chief Operating Officer and General Counsel

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP
By: Ashford Prime OP General Partner LLC, its general partner
ASHFORD PRIME OP LIMITED PARTNER LLC
ASHFORD PRIME OP GENERAL PARTNER LLC
ASHFORD HHC III LLC

By:	Name: David Brooks Title: Vice President

ASHFORD PRIME TRS CORPORATION

By:	Name: Deric S. Eubanks Title: President

Address for each of the foregoing Grantors:
C/O Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David Brooks
Telephone: 972.778.9207
Electronic Mail: dbrooks@ahtreit.com

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Agreed to, accepted and acknowledged as of the date first written above.

SECURED PARTY:

BANK OF AMERICA, N.A., a national
banking association

By:
Name:
Title:

Notice Address:

Bank of America, N.A.
101 S Tryon Street
Mail Code: NC1-002-15-36
Charlotte, NC 28255
Attention: Cindy Jordan
Telephone: 980-386-2359
Facsimile: 704-409-0883
Electronic Mail: cindy.t.jordan@baml.com

Exhibit G – Page 15

SCHEDULE 1

Pledged Debt Instruments

None.

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SCHEDULE 2

Necessary Filings

UCC Financing Statement Filings:

Grantor	Jurisdiction Where to be Filed
Ashford Hospitality Prime, Inc.	MD
Ashford Hospitality Prime Limited Partnership	DE
Ashford Prime OP General Partner LLC	DE
Ashford Prime OP Limited Partner LLC	DE
Ashford Prime TRS Corporation	DE
Ashford HHC III LLC	DE

Exhibit G – Page 17

SCHEDULE 3

Jurisdictions of Organization, Names, Organizational ID Numbers, Locations, Etc.

Grantor (Exact Legal Name)	Jurisdiction of Formation	Org ID No.	Chief Executive Office/Sole Place of Business
Ashford Hospitality Prime, Inc.	MD	D15174170	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Hospitality Prime Limited Partnership	DE	5314751	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Prime OP General Partner LLC	DE	5314745	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Prime OP Limited Partner LLC	DE	5314749	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford Prime TRS Corporation	DE	5314759	14185 Dallas Parkway, STE 1100 Dallas, TX 75254
Ashford HHC III LLC	DE	4305154	14185 Dallas Parkway, STE 1100 Dallas, TX 75254

Exhibit G – Page 18

SCHEDULE 4

Deposit Accounts and Securities Accounts

None.

Exhibit G – Page 19

ANNEX 1 TO AMENDED AND RESTATED SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

THIS SECURITY AGREEMENT SUPPLEMENT dated as of [_______], 20[___] (this “Supplement”) is executed and delivered by [            ], a [            ] (the “New Grantor”) in favor of BANK OF AMERICA, N.A., a national banking association (the “Secured Party”).
WHEREAS, to secure obligations owing by certain parties under the Credit Agreement (defined below), the other Loan Documents, and any Secured Hedge Agreement, Borrower and the other “Grantors” thereunder have executed and delivered that certain Amended and Restated Security Agreement dated as of November 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent for and representative of (in such capacity the “Secured Party”) for the Credit Parties under the Security Agreement, relating to, among other things, that certain Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation, each lender from time to time party thereto, the Secured Party, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties thereto;
WHEREAS, it is a condition precedent to the continued extension by the Credit Parties and the Secured Party of such financial accommodations that the New Grantor execute this Supplement to become a party to the Security Agreement.
NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Grantor, the New Grantor hereby agrees as follows:
Section 1.Accession to Security Agreement; Grant of Security Interest. The New Grantor agrees that it is a “Grantor” under the Security Agreement and assumes all obligations of a “Grantor” thereunder, all as if the New Grantor had been an original signatory to the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby:
(a)    mortgages, pledges and hypothecates to the Secured Party for the benefit of the Credit Parties, and grants to the Secured Party for the benefit of the Credit Parties a lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, all as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations;
(b)    makes to the Secured Party and the other Credit Parties as of the date hereof each of the representations and warranties contained in Section 4 of the Security Agreement and agrees to be bound by each of the covenants contained in the Security Agreement, including without limitation, those contained in Section 5 thereof; and
(c)    consents and agrees to each other provision set forth in the Security Agreement.
Section 1.Supplement to Schedules. The information set forth in Annex 1 attached hereto is hereby added to the information set forth in Schedules 1 through 4 of the Security Agreement.

Exhibit G – Page 20

Section 2.GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 3.Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Security Agreement.
[Signatures on Next Page]

Exhibit G – Page 21

IN WITNESS WHEREOF, the New Grantor has caused this Security Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.
[NEW GRANTOR]

By:
Name: Title:

Address for Notices:

Attention:
Telecopy Number:
Telephone Number:

Accepted:

BANK OF AMERICA, N.A., a national
banking association

By:
Name:
Title:

Exhibit G – Page 22

ANNEX 1

[Set forth information to be disclosed on Schedules 1 through 4 with respect to the New Grantor]

This Annex shall be deemed to be a supplement to Schedules 1 through 4 attached to the Amended and Restated Security Agreement.

Exhibit G – Page 23

EXHIBIT H
FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT
THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) is dated as of November 10, 2016, and entered into by and between ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation (“Parent”), and those subsidiaries of Parent listed on the signature pages hereof or which may hereafter become a party hereto pursuant to Section 16 (each of which is a “Pledgor Subsidiary;” and Borrower, Parent, and each Pledgor Subsidiary are each a “Pledgor” and collectively, “Pledgors”), the Issuers (as hereinafter defined) party hereto, and BANK OF AMERICA, N.A., a national banking association, as administrative agent for and representative of (in such capacity herein called “Secured Party”) the Credit Parties (hereinafter defined).

R E C I T A L S

1.    In connection with that certain Credit Agreement dated as of November 19, 2013, among Borrower, Parent, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Existing Credit Agreement”), the Pledgors entered into that certain Pledge Agreement dated as of November 19, 2013 (the “Existing Pledge Agreement”).

2.    Borrower, Parent, certain lenders (the “Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”), Swing Line Lender (“Swing Line Lender”), and L/C Issuer (“L/C Issuer”) (Secured Party, Swing Line Lender, L/C Issuer, the Lenders, and each Hedge Bank, together with their respective successors and assigns are each a “Credit Party,” and collectively the “Credit Parties”) are concurrently herewith entering into an Amended and Restated Credit Agreement dated as of the date hereof (including all annexes, exhibits, and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), which Credit Agreement amends and restates, in its entirety, the Existing Credit Agreement. In connection with the Credit Agreement, Pledgors have agreed to amend and restate the Existing Pledge Agreement, and to ratify, confirm, renew and extend the Existing Pledge Agreement and the liens and security interests created thereby in their entirety, without interruption, novation or discharge as set forth herein.

3.    Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement as in effect on the date hereof.

4.    Each Pledgor is the legal and beneficial owner of (a) the Pledged Shares (as defined herein), and (b) the Pledged Interests (as defined herein), in each case, described as owned by such Pledgor on Schedule 1 hereto.

5.    Each Pledgor will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrower or an Affiliate of Borrower.

6.    The Credit Agreement requires that each Pledgor shall grant to Secured Party, for the benefit of the Credit Parties, the Liens contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors and Issuers party hereto hereby agree with Secured Party, for the benefit of the Credit Parties, as follows:

Exhibit H – Page 1

1.    Definitions. As used herein, the following terms have the following meanings:

“Article 8 Opt-In Provisions” means the provisions, if any, in the applicable Formation Agreements of an Issuer stating that the equity interests of such Issuer are securities governed by Article 8 of the applicable UCC.

“Credit Agreement” has the meaning set forth in the Recitals hereto.

“Issuer” means a corporation, partnership, or limited liability company that has issued or will issue any Equity Interest included in the Collateral, including, without limitation, each of the entities listed as an “issuer” on Schedule 1 hereto.
“Pledged Interests” means all of each Pledgor’s partnership interests in limited partnerships or general partnerships, as the case may be, and membership interests in limited liability companies, if any, described as owned by such Pledgor in Part B of Schedule 1 attached hereto, including, without limitation (i) all of each Pledgor’s right, title, and interest now or hereafter accruing under any limited liability company agreement, operating agreement, or partnership agreement (any such agreement being a “Pledged Interest Formation Agreement”) with respect to any interest now owned or hereafter acquired or owned by such Pledgor in the issuer of such Pledged Interests, and (ii) all distributions, proceeds, fees, preferences, payments, or other benefits, which each Pledgor now is or may hereafter become entitled to receive with respect to such interests in the issuer of such Pledged Interests and with respect to the repayment of all loans now or hereafter made by such Pledgor to the issuer of such Pledged Interests, and such Pledgor’s undivided percentage interest in the assets of the issuer of such Pledged Interests.

“Pledged Shares” means the shares of stock described as owned by such Pledgor in Part A of Schedule 1 attached hereto and issued by the corporations named therein, including, without limitation, (i) all of each Pledgor’s right, title, and interest now or hereafter accruing under any bylaws (any such agreement being a “Pledged Share Formation Agreement”, and together with the Pledged Interest Formation Agreement, the “Formation Agreements”), shareholders’ agreement, or other material agreement with respect to any interest now owned or hereafter acquired or owned by such Pledgor in the issuer of such Pledged Shares, and (ii) all distributions, proceeds, fees, preferences, payments, or other benefits, which each Pledgor now is or may hereafter become entitled to receive with respect to such interests in the issuer of such Pledged Shares and with respect to the repayment of all loans now or hereafter made by such Pledgor to the issuer of such Pledged Shares, and such Pledgor’s undivided percentage interest in the assets of the issuer of such Pledged Shares.

2.     Pledge of Security. Each Pledgor hereby pledges and assigns to Secured Party, for the benefit of the Credit Parties, and hereby grants to Secured Party, for the benefit of the Credit Parties, a security interest in, all of such Pledgor’s right, title, and interest in and to the following (the “Collateral”):

(a)    the Pledged Shares and the certificates representing the Pledged Shares and any interest or securities entitlement of such Pledgor in the entries on the books of any financial or securities intermediary pertaining to the Pledged Shares;

(b)    the Pledged Interests, including without limitation all of such Pledgor’s right, title, and interest as a partner in the issuer of such Pledged Interests (if it is a partnership) or as a member of the issuer of such Pledged Interests (if it is a limited liability company);

Exhibit H – Page 2

(c)    all additional shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options, or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

(d)    all distribution rights, income rights, liquidation interests, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Pledged Shares or the Pledged Interests, including, without limitation, all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of the Collateral;

(e)    to the extent attributable to the Pledged Shares or the Pledged Interests, all promissory notes, notes receivable, accounts, accounts receivable, and instruments owned or held by any Pledgor or, in which any Pledgor owns or holds an interest, evidencing obligations of the issuer of the Equity Interests included in such Pledged Shares or Pledged Interests;

(f)    all Liens, security interests, collateral, property, and assets securing any of the promissory notes, notes receivable, instruments, accounts receivable, and other claims and interests described in clause (e) above;

(g)    all books, files, computer records, computer software, electronic information, and other files, records, or information relating to any or all of the foregoing, including, without limitation, all of such Pledgor’s right, title and interest in and to all stock or other ownership record books relating to any of the Collateral; and

(h)    all substitutions, replacements, products, proceeds, income, and profits arising from any of the foregoing, including, without limitation, insurance proceeds. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor or Secured Party from time to time with respect to any of the Collateral.

3.    Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all of the Obligations and all renewals or extensions thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations), fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any other Credit Party as a preference, fraudulent transfer, or otherwise (all such obligations and liabilities being the “Underlying Debt”), and all payment obligations of each Pledgor now or hereafter existing under Section 14 of this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the “Secured Obligations”).

Exhibit H – Page 3

4.    Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time after the occurrence and during the continuation of an Event of Default, and without notice to any Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 8(a). In addition, Secured Party shall have the right at any time after the occurrence and during the continuation of an Event of Default to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

5.    Consent. To the extent the consent of a Pledgor or Issuer party hereto, whether in its capacity as a partner, member, general partner, managing member, shareholder, issuer, or otherwise, is required for the transfer, conveyance, or encumbrance of all or any portion of the Pledged Interests in any partnership or limited liability company, such Pledgor or Issuer hereby irrevocably (a) consents to the grant of the security interests by all applicable Pledgors described in this Pledge Agreement, (b) consents to the transfer or conveyance of the Collateral pursuant to Secured Party’s exercise of its rights and remedies under this Pledge Agreement or any of the other Loan Documents, at law or in equity, (c) consents to the admission of Secured Party or any Persons designated by Secured Party, their nominees, or any other transferee of any Collateral as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company, and (d) agrees that all terms and conditions in the Organization Documents of such Issuer applicable to the pledge of any Collateral, the enforcement thereof, the transfer of any Collateral or the admission of Secured Party or any Persons designated by Secured Party, their nominees, or any other transferee of any Collateral as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company have been satisfied or waived in connection with Secured Party’s exercise of its rights and remedies under this Pledge Agreement or any of the other Loan Documents. Ashford Prime OP General Partner LLC, a Delaware limited liability company (“Prime GP”) hereby consents to the pledge by Ashford Prime OP Limited Partner LLC, a Delaware limited liability company (“Prime LP”) of equity interests in Borrower. In the event of a foreclosure or conveyance in lieu thereof or other transfer to a third party purchaser by Secured Party, Prime GP hereby acknowledges and agrees that Secured Party or any other such transferee will become a Substitute Limited Partner (as such term is defined in the Amended and Restated Agreement of Limited Partnership of Borrower (the “Borrower Partnership Agreement”)) for all purposes under the Borrower Partnership Agreement; provided that, in the case of any third party purchaser, such transferee becoming a Substitute Limited Partner shall be subject to Section 9.5(b) and 9.11 of the Borrower Partnership Agreement.

6.    Representations and Warranties. Each Pledgor represents and warrants, as of the date hereof, that:

(a)    Due Authorization, etc. of Collateral. All stock, limited liability company membership interests, and partnership interests included in the Pledged Shares and Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable.

(b)    Description of Collateral.

(i)The Pledged Shares and Pledged Interests constitute all of the issued and outstanding stock, limited liability company membership interests, and partnership interests in the Issuers (other than the Borrower and any Issuer that is a JV Subsidiary).

Exhibit H – Page 4

(ii)There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any stock, limited liability company membership interests, or partnership interests in the Issuers.

(c)    Ownership of Collateral. Each Pledgor is the legal, record, and beneficial owner of the Collateral listed next to its name on Schedule 1, free and clear of any Lien except for the Lien created by the Loan Documents.

(d)    Governmental Authorizations. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by any Pledgor of the Collateral pursuant to this Agreement and the grant by any Pledgor of the Lien granted hereby, (ii) the execution, delivery, or performance of this Agreement by any Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

(e)    Perfection. Upon execution of this Agreement and (i) an appropriate financing statement by each Pledgor and the recording of the financing statement in the appropriate office, or (ii) the establishment of “control” (within the meaning of Article 8 or Article 9 of the Uniform Commercial Code, as adopted in the State of New York (the “UCC”)) over any portion of the Collateral constituting Certificated Securities or Uncertificated Securities (each as defined in the UCC), as applicable, Secured Party will have a valid and perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations.

(f)    Margin Regulations. The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the FRB.

(g)Organization Documents. Each Pledgor acknowledges and represents that no default or event which, with the giving of notice or the passage of time, could become a default has occurred as to such Pledgor under each applicable Organization Document of the issuer of any Equity Interest included in the Collateral, and all capital contributions required of such Pledgor pursuant to the such Organization Documents as of the date hereof have been made, and such Pledgor has no further obligation to contribute capital to any of Parent, Borrower, or Prime GP.

7.    Assurances and Covenants of each Pledgor and each Issuer party hereto.

(a)    Transfers and Other Liens. No Pledgor shall:

(i)    sell, assign (by operation of law or otherwise), pledge, or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral except for the Lien created under the Loan Documents; provided that each Pledgor may sell or dispose of any Collateral so long as such sale or disposition is not otherwise prohibited pursuant to the Credit Agreement, and upon such permitted sale or disposition any assets so sold or disposed as permitted by this Section 7(a) shall be released from the Lien of this Agreement as provided in Section 17 provided that the foregoing shall not be construed to limit such Pledgor’s rights under Section 8(a)(ii) hereof; or

Exhibit H – Page 5

(ii)    create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Liens created under the Loan Documents and, to the extent that the allocation provisions in the Organization Documents of any JV Subsidiary constitute a Lien, except for any such Lien.

(b)    Additional Collateral. (i) Parent shall cause each of Prime GP and Prime LP not to issue any stock or other securities in addition to or in substitution for the Pledged Shares or Pledged Interests issued by such Issuer, except to Parent, (ii) Borrower shall cause Ashford Prime TRS Corporation, a Delaware corporation, not to issue any stock or other securities in addition to or in substitution for the Pledged Shares or Pledged Interests issued by such Issuer, except to Borrower, and (iii) each Pledgor shall pledge hereunder pursuant to Section 7(d), (A) promptly upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities or interests of each issuer of Pledged Shares or Pledged Interests and (B) promptly upon the issuer of any Equity Interests that it owns in any Person who was an Unpledgeable Subsidiary ceasing to be an Unpledgeable Subsidiary, any and all of its shares of stock or other securities or interests of such issuer.

(c)    Pledge Amendments. Each Pledgor shall, upon obtaining any additional shares of stock or other securities or interests required to be pledged hereunder as provided in Sections 7(b) and upon determining that any Person in which it holds any shares of stock or other securities or interests is no longer an Unpledgeable Subsidiary, promptly (and in any event on or before thirty (30) days after obtaining such securities) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor and Issuer, as applicable, in substantially the form of Exhibit A attached hereto (a “Pledge Amendment”), as well as all certificates and instruments representing shares of stock or other equity interests, if any, in accordance with Section 6.12(a)(iii) of the Credit Agreement, in respect of the additional Pledged Shares or Pledged Interests to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral; provided that, the failure of any Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the Lien of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

(d)    Further Assurances Perfection. Each Pledgor shall from time to time, at the expense of Pledgors, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will:

(i)    authenticate and file, or authorize Secured Party to file, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby; and

(ii)     at Secured Party’s request, appear in and defend any action or proceeding that may affect any Pledgor’s title to or Secured Party’s Lien in all or any part of the Collateral.

(e)    Authorization to File Financing Statements.

(i)    Each Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to and limited to all or any part of the

Exhibit H – Page 6

Collateral, in such filing offices as Secured Party shall deem appropriate, and shall pay Secured Party’s reasonable costs and expenses incurred in connection therewith.

(ii)    Each Pledgor hereby further authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to and limited to all or any part of the Collateral without the signature of such Pledgor, and each Pledgor agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement authenticated by such Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

(f)    Organization Documents. Subject to Section 5 of this Agreement, each Pledgor shall, at its expense, maintain each applicable Organization Document of the issuer of any Equity Interest included in the Collateral in full force and effect, without any cancellation, termination, amendment, supplement, or other modification of such Organization Document, except as explicitly required by its terms (as in effect on the date hereof), except for amendments, supplements or other modifications that do not materially adversely affect the interests of the Credit Parties in any material respect and except for Organization Documents in respect of Pledged Shares or Pledged Interests of partnerships or limited liability companies that have been released from this Agreement under Section 17.

8.    Voting Rights; Dividends; Etc.

(a)    So long as no Event of Default shall have occurred and be continuing:

(i)    each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents;

(ii)    each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any Collateral; provided, however, that any and all such dividends, distributions, property or proceeds paid or payable on the Collateral in the form of additional securities of an Issuer shall be, and shall forthwith be delivered to Secured Party to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements); and

(iii)    Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgors all such proxies, dividend payment orders, and other instruments as any Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividend payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)    Upon the occurrence and during the continuation of an Event of Default:

(i)    upon written notice from Secured Party to Pledgors, all rights of any Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise

Exhibit H – Page 7

pursuant to Section 8(a)(i) in respect of any Issuer party hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii)    all rights of any Pledgor to receive the dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividend payments; and

(iii)    all dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 8(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

(c)    In order to permit Secured Party to exercise the voting and other consensual rights in respect of Pledged Shares which it may be entitled to exercise pursuant to Section 8(b)(i) in respect of any Issuer party hereto and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) or Section 8(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders, and other instruments as Secured Party may from time to time reasonably request, and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares in respect of any Issuer party hereto and to exercise all other rights, powers, privileges, and remedies to which a holder of the Pledged Shares in respect of any Issuer party hereto would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (except for contingent obligations that survive termination of the Loan Documents) or waiver or cure of such Default.

(d)    Notwithstanding any of the foregoing, each Pledgor agrees that this Agreement shall not in any way be deemed to obligate Secured Party or any other Credit Party to assume any of such Pledgor’s obligations, duties, expenses, or liabilities arising out of this Agreement (including, without limitation, such Pledgor’s obligations as the holder of the Pledged Shares and as holder of the Pledged Interests) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “Pledgor Obligations”) unless Secured Party otherwise expressly agrees to assume any or all of said Pledgor Obligations in writing. Without limiting the generality of the foregoing, neither the grant of the Lien in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party as a partner of any partnership or a member of any limited liability company; provided, however, that in the event Secured Party elects to become a substituted partner of any partnership or a member of any limited liability company in place of any Pledgor while an Event of Default has occurred and is continuing, Secured Party shall be entitled to and shall become such a substitute partner or member.

Exhibit H – Page 8

9.    Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion:

(a)    to file one or more financing or continuation statements, or amendments thereto, relative to and limited to all or any part of the Collateral without the signature of such Pledgor;

(b)    subsequent to the occurrence and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)    subsequent to the occurrence and during the continuation of an Event of Default, to receive, endorse, and collect any instruments made payable to any Pledgor representing any dividend payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

(d)    subsequent to the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

10.    Secured Party May Perform. If any Pledgor fails to perform any agreement contained herein, then Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Pledgor under Section 14(b).

11.    Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession or under its control and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession or control of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

12.    Remedies.

(a)    If any Event of Default shall have occurred and be continuing, then Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the

Exhibit H – Page 9

market price of the Collateral. Secured Party or any other Credit Party may be the purchaser of any or all of the Collateral at any such public sale and Secured Party, as agent for and representative of the Credit Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree; provided however, that Pledgors do not waive the requirements of Section 9-610 of the UCC with respect to any sale or other disposition of the Collateral that is conducted under such Section.

(b)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(c)    If Secured Party determines to exercise its right to sell any or all of the Collateral, then upon Secured Party’s written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)    Notwithstanding anything to the contrary, in no event shall any Pledgor be required to cause the registration of any securities included in the Collateral, whether pursuant to the Securities Act, any applicable state securities law, or any other Law.

Exhibit H – Page 10

13.    Application of Proceeds. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held and applied in accordance with the Credit Agreement.

14.    Indemnity and Expenses.

(a)    EACH PLEDGOR AGREES TO INDEMNIFY SECURED PARTY AND EACH OTHER CREDIT PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, AND LIABILITIES IN ANY WAY RELATING TO, GROWING OUT OF, OR RESULTING FROM THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXCEPT (I) IN THE CASE OF ANY CLAIMS, LOSSES AND LIABILITIES ARISING OTHER THAN UNDER A SECURED HEDGE AGREEMENT, TO THE EXTENT SUCH CLAIMS, LOSSES, OR LIABILITIES RESULT FROM SECURED PARTY’S OR SUCH OTHER CREDIT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION AND (II) IN THE CASE OF ANY CLAIMS, LOSSES AND LIABILITIES ARISING UNDER A SECURED HEDGE AGREEMENT, TO THE EXTENT (A) ARISING UNDER THE TERMS OF ANY “TRANSACTION” (AS DEFINED THEREIN) OR (B) TO THE EXTENT SUCH CLAIMS, LOSSES, OR LIABILITIES RESULT FROM SECURED PARTY’S OR SUCH OTHER CREDIT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(b)    Pledgors shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

15.    Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing Lien in the Collateral and shall (a) remain in full force and effect until the payment in full of all Obligations (except for contingent obligations that survive termination of the Loan Documents), the termination of the obligations of the Credit Parties to advance Borrowings or issue Letters of Credit under the Loan Documents, and the expiration of all Letters of Credit, and all Secured Hedge Agreements, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and each other Credit Party, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), but subject to the relevant provisions of the Loan Documents and the Secured Hedge Agreements, any Credit Party may assign or otherwise transfer any Secured Obligations held by it to any other Person to the extent permitted by the Credit Agreement or the relevant Secured Hedge Agreement, as applicable, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party herein or otherwise. Upon the indefeasible payment in full of all Obligations (except for contingent obligations that survive termination of the Loan Documents), the termination of the obligations of the Credit Parties to advance Borrowings or issue Letters of Credit under the Loan Documents, and the expiration of all Letters of Credit, and all Secured Hedge Agreements, the Lien granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination Secured Party will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt

Exhibit H – Page 11

and without recourse to Secured Party, of such Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

16.    Additional Pledgor Subsidiaries. In accordance with Section 6.12(a)(iii) of the Credit Agreement, certain additional Subsidiaries of Parent may from time to time become parties hereto as additional Pledgor Subsidiaries (an “Additional Pledgor Subsidiary”), and such Additional Pledgor Subsidiary and any applicable Issuer not already a party to this Agreement, shall enter into a joinder hereto, substantially in the form of Exhibit B, together with all certificates and instruments representing shares of stock or other equity interests, and listing the Collateral to be pledged by such Additional Pledgor Subsidiary.

17.    Release of Collateral. Collateral shall be released from the Lien of this Agreement upon any of the following events: (i) any sale or disposition of such Collateral as permitted by Section 7(a) of this Agreement; (ii) any release of the Lien in such Collateral by the Secured Party in accordance with Section 9.10 of the Credit Agreement; or (iii) upon termination of the Lien pursuant to Section 15. Upon any release of Collateral pursuant to the terms of this Section 17, (i) Secured Party shall thereupon return to the respective Pledgor or to its order any and all certificates and other instruments evidencing or relating to such released Collateral and (ii) Secured Party will, at Pledgors’ expense, file, or will authorize the respective Pledgor to file, an amendment or termination to any financing statement releasing such Collateral.

18.    Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by the party or parties against whom enforcement of such amendment, modification, termination, or waiver is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

19.    Notices. Any notice or other communication herein required or permitted to be given shall be in writing to the addresses set forth on the signature pages hereof and shall be given and deemed effective in accordance with the provisions of Section 11.02 of the Credit Agreement.

20.    Control Agreement; Acknowledgement by Issuers party hereto.

(a)    Upon the occurrence and during the continuation of an Event of Default, Pledgors hereby authorize and instruct each Issuer a party hereto to comply, and each such Issuer hereby agrees to so comply, with any instruction received thereby from Secured Party with respect to the Collateral, without any consent or further instructions from Pledgors (or other registered owner), and Pledgors agree that each such Issuer shall be fully protected in so complying.

(b)    Each Issuer a party hereto acknowledges receipt of a copy of this Agreement, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it, and acknowledges and agrees that it has reflected any pledge hereunder to the Secured Party in its books and records. Each Issuer a party hereto further agrees that upon request by Secured Party after the occurrence of an Event of Default, upon receipt of notice from Secured Party, such Issuer shall pay any dividends, distributions or other payments with respect to any shares of stock included in the Pledged Shares or any partnership or limited liability company interests included in the Pledged Interests directly to Secured Party. Each Pledgor hereby irrevocably agrees not to vote to amend, and each Issuer a party hereto (other than any Issuer that is a JV Subsidiary) hereby irrevocably agrees not to amend (i) the applicable Issuer’s Organization Documents to provide that its Equity Interests are securities governed by Article 8 of the UCC or (ii) the applicable Issuer’s Article 8 Opt-In Provisions of the applicable Issuer’s Organization Documents, and each

Exhibit H – Page 12

Pledgor and each Issuer a party hereto hereby agrees and acknowledges that any such vote shall be invalid and any such amendment shall be void ab initio.
21.    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

22.    Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23.    Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

24.    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 24(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED

Exhibit H – Page 13

BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

25.    Actions Not Release. The security interest and Pledgors’ obligations and Secured Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Pledgors, except as required therein (the right to such notification or consent being herein specifically waived by Pledgors); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Pledgors, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any other Credit Party to Pledgors; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any other Credit Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any other Credit Party to notify Pledgors of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Secured Party or any other Credit Party against Pledgors or any new agreement between or among Secured Party or one or more Credit Parties and Pledgors, it being understood that neither Secured Party nor any other Credit Party shall be required to give Pledgors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; (ix) if any payment by any party obligated with respect thereto is held to constitute a preference

Exhibit H – Page 14

under applicable Laws or for any other reason Secured Party or any other Credit Party is required to refund such payment or pay the amount thereof to someone else; or (x) by any fact or circumstance relating to the Obligations, other than indefeasible payment, which might otherwise constitute a defense to the obligations of any Pledgor under this Agreement.

26.    Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

27.    Limitation. The obligations of each Pledgor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

28.    Release Provisions. The provisions of Section 9.11 of the Credit Agreement are hereby incorporated by reference into this Pledge Agreement to the same extent and with the same force as if fully set forth herein.

29.    Amendment and Restatement. This Agreement is in amendment and restatement of the Existing Pledge Agreement. Pledgors hereby acknowledge and agree that this Agreement ratifies, confirms, renews and extends the Existing Pledge Agreement and the liens and security interests created thereby in their entirety, without interruption, novation or discharge.

[Signature Pages to Follow]

Exhibit H – Page 15

IN WITNESS WHEREOF, each Pledgor, each Issuer a party hereto and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:	Name: David Brooks Title: Vice President
PARENT:

ASHFORD HOSPITALITY PRIME, INC.

By:	Name: David Brooks Title: Chief Operating Officer and General Counsel

PLEDGOR SUBSIDIARIES:

ASHFORD PRIME OP LIMITED PARTNER LLC
ASHFORD PRIME OP GENERAL PARTNER LLC
ASHFORD HHC III LLC

By:	Name: David Brooks Title: Vice President
Address for each of the foregoing Pledgors:
C/O Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David Brooks
Telephone: 972.778.9207
Electronic Mail: dbrooks@ahtreit.com

Exhibit H – Page 16

ISSUERS:

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP
By: Ashford Prime OP General Partner LLC, its general partner
ASHFORD PRIME OP LIMITED PARTNER LLC
ASHFORD PRIME OP GENERAL PARTNER LLC
ASHFORD HHC III LLC

By:	Name: David Brooks Title: Vice President

ASHFORD PRIME TRS CORPORATION

By:	Name: Deric S. Eubanks Title: President
Address for each of the foregoing Issuers:

C/O Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attention: David Brooks
Telephone: 972.778.9207
Electronic Mail: dbrooks@ahtreit.com

Exhibit H – Page 17

THE UNDERSIGNED ASHFORD HHC PARTNERS III LP HAS EXECUTED THIS AGREEMENT, NOT AS A PARTY, BUT SOLELY FOR PURPOSES OF ACKNOWLEDGING ITS CONSENT TO THE GRANT BY ASHFORD HHC III LLC OF A SECURITY INTEREST OVER ITS GENERAL PARTNERSHIP INTEREST IN ASHFORD HHC PARTNERS III LP AND THE GRANT BY ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP OF A SECURITY INTEREST OVER ITS LIMITED PARTNERSHIP INTEREST IN ASHFORD HHC PARTNERS III LP.

ASHFORD HHC PARTNERS III LP
By: Ashford HHC III LLC, its general partner

By:	Name: David Brooks Title: Vice President

Exhibit H – Page 18

SECURED PARTY:

BANK OF AMERICA, N.A., a national
banking association

By:
Name:
Title:

Notice Address:

Bank of America, N.A.
101 S Tryon Street
Mail Code: NC1-002-15-36
Charlotte, NC 28255
Attention: Cindy Jordan
Telephone: 980-386-2359
Facsimile: 704-409-0883
Electronic Mail: cindy.t.jordan@baml.com

Exhibit H – Page 19

SCHEDULE 1

Pledged Shares and Pledged Interests

PART A
Corporations

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer
Ashford Hospitality Prime Limited Partnership	Ashford Prime TRS Corporation	No	Common	N/A	$0.01	1,000	100%

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership
N/A

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership
Ashford HHC III LLC	Ashford HHC Partners III LP	No	No	N/A	0.1% GP Interest
Ashford Hospitality Prime Limited Partnership	Ashford HHC Partners III LP	No	No	N/A	74.9% LP Interest
Ashford Prime OP Limited Partner LLC	Ashford Hospitality Prime Limited Partnership	No	No	N/A	84.5%* LP Interest
Ashford Prime OP General Partner LLC	Ashford Hospitality Prime Limited Partnership	No	No	N/A	0% GP interest

*approximate percentage interest as of the closing date representing 100% of Pledgor’s interest in the issuer.

Exhibit H – Page 20

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company
Ashford Hospitality Prime Limited Partnership	Ashford HHC III LLC	No	No	N/A	100%
Ashford Hospitality Prime, Inc.	Ashford Prime OP Limited Partner LLC	No	No	N/A	100%
Ashford Hospitality Prime, Inc.	Ashford Prime OP General Partner LLC	No	No	N/A	100%

Exhibit H – Page 21

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated             , 20__ (this “Pledge Amendment”), is delivered pursuant to Section 7(c) of the Pledge Agreement referred to below. The undersigned hereby agrees as follows:

1.    This Pledge Amendment may be attached to the Amended and Restated Pledge Agreement dated as of November 10, 2016, between the undersigned, each other Pledgor party thereto, and Bank of America, N.A., as Secured Party (the “Pledge Agreement;” capitalized terms defined therein being used herein as therein defined).

2.    The [Pledged Shares / Pledged Interests] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Interests] and shall become part of the Collateral and shall secure all Secured Obligations.

3.    The undersigned Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Secured Party for the benefit of the Credit Parties under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Credit Parties to make their loans and other extensions of credit under the Credit Agreement and/or Secured Hedge Agreements, as applicable, Pledgor hereby delivers to the Secured Party, for the benefit of the Credit Parties, all of Pledgor's interest in [Name of New LLC/New LP/New Company], a __________________ (“New Issuer”) listed in Schedule I hereto, together with all certificates, options, or rights of any nature whatsoever which may be issued or granted by New Issuer to Pledgor in respect of such interest while the Pledge Agreement, as supplemented hereby, is in force (the “Additional Pledged [Interests/Shares]”) and hereby grants to the Secured Party a first priority security interest in the Additional Pledged [Interests/Shares] and all proceeds thereof.

4.    The undersigned hereby certifies that the representations and warranties in Section 6 of the Pledge Agreement are true and correct as of the date hereof and hereafter, as to the Pledged Shares, Pledged Interests, instruments and any other property pledged pursuant to this Pledge Amendment.

5.    This Pledge Amendment is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Schedule 1 to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule I of this Pledge Amendment.

6.    The undersigned New Issuer hereby agrees to all of the terms and agreements applicable to such Issuer in the Pledge Agreement.

[Signature Page to Follow]

Exhibit H – Page 22

PLEDGOR:

________________________________

By:
Name:
Title:

ISSUER:

________________________________

By:
Name:
Title:

Exhibit H – Page 23

Schedule I

Pledged Shares and Pledged Interests

PART A
Corporations

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company

Exhibit H – Page 24

EXHIBIT B

JOINDER TO PLEDGE AGREEMENT

THIS JOINDER TO PLEDGE AGREEMENT dated as of ____________, 20__ (this “Joinder”) executed and delivered by _____________________, a ____________________ (the “Additional Pledgor Subsidiary”) and __________, a ____________ (“Issuer”) in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent for and representative of (in such capacity the “Secured Party”) for the Credit Parties under that certain Amended and Restated Pledge Agreement dated as of November 10, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”), relating to, among other things, that certain Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation, each lender from time to time party thereto, the Secured Party, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties thereto.
WHEREAS, to secure obligations owing by certain parties under the Credit Agreement, the other Loan Documents, and any Secured Hedge Agreement, Borrower and the other “Pledgor Subsidiaries” thereunder have executed and delivered the Pledge Agreement; and
WHEREAS, it is a condition precedent to the continued extension by the Credit Parties and the Secured Party of such financial accommodations that the Additional Pledgor Subsidiary and Issuer execute this Joinder to become a party to the Pledge Agreement.
NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Additional Pledgor Subsidiary and the Issuer, the undersigned hereby agree as follows:
Section 1. Accession to Pledge Agreement; Grant of Security Interest. The Additional Pledgor Subsidiary agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the Additional Pledgor Subsidiary had been an original signatory to the Pledge Agreement. The Issuer agrees that it is an “Issuer” under the Pledge Agreement and assumes all obligations of an “Issuer” thereunder, all as if the Issuer had been an original signatory to the Pledge Agreement. Without limiting the generality of the foregoing, the Additional Pledgor Subsidiary hereby:
(a) pledges to the Secured Party for the benefit of the Credit Parties, and grants to the Secured Party for the benefit of the Credit Parties a security interest in, all of the Additional Pledgor Subsidiary’s right, title and interest in, to and under the Collateral, including the Pledged Shares and Pledged Interests described on Schedule I attached hereto, together with all of the other Collateral described in Section 2 of the Pledge Agreement relating to the Pledged Shares and the Pledged Interests, as security for the Secured Obligations;
(b) makes to the Secured Party and the other Credit Parties as of the date hereof each of the representations and warranties contained in Section 6 of the Pledge Agreement and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 7 thereof; and
(c) consents and agrees to each other provision set forth in the Pledge Agreement.

Exhibit H – Page 25

Section 2. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.

Exhibit H – Page 26

In witness whereof, the undersigned Additional Pledgor Subsidiary and Issuer have caused this Pledge Agreement to be executed and delivered by their respective officers thereunto duly authorized as of  the date first written above, and have delivered herewith, all items required by Section 16 of the Pledge Agreement.

[NAME OF ADDITIONAL PLEDGOR SUBSIDIARY]

By:
Name:
Title:

Address for Notice:

To the extent applicable:

[THE UNDERSIGNED [ISSUER] HAS EXECUTED THIS AGREEMENT, NOT AS A PARTY, BUT SOLELY FOR PURPOSES OF ACKNOWLEDGING ITS CONSENT TO THE GRANT BY [NAME OF HOLDER] OF A SECURITY INTEREST OVER ITS [GENERAL PARTNERSHIP][EQUITY] INTEREST IN [ISSUER] AND THE GRANT BY [NAME OF HOLDER] OF A SECURITY INTEREST OVER ITS [LIMITED PARTNERSHIP][EQUITY] INTEREST IN [ISSUER].]
[ISSUER]

By:
Name:
Title:

Address for Notice:

Exhibit H – Page 27

Schedule I

Pledged Shares and Pledged Interests

PART A
Corporations

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company

Exhibit H – Page 28

EXHIBIT I
OPINION MATTERS
COUNSEL TO LOAN PARTIES
The matters contained in the following Sections of the Amended and Restated Credit Agreement should be covered by the legal opinion:
Sections 5.01(a), (b)(ii) and (c) (as to identified jurisdictions only)
Section 5.02 (in the case of Section 5.02(b), as to identified Material Contracts and orders only)
Section 5.03
Section 5.04
Section 5.14(b)

Exhibit I – Page 1

EXHIBIT J-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: _______________________
Title: ________________________

Date: ________ __, 20[ ]

Exhibit J-1

EXHIBIT J-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: _______________________
Title: ________________________

Date: ________ __, 20[ ]

Exhibit J-2

EXHIBIT J-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: _______________________
Title: ________________________

Date: ________ __, 20[ ]

Exhibit J-3

EXHIBIT J-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Prime, Inc., a Maryland corporation (the “Parent”), Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

Exhibit J-4

EXHIBIT K
FORM OF
SOLVENCY CERTIFICATE
ASHFORD HOSPITALITY PRIME, INC.
ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP
ASHFORD PRIME OP GENERAL PARTNER LLC
ASHFORD PRIME OPLIMITED PARTNER LLC
ASHFORD PRIME TRS CORPORATION
ASHFORD HHC III LLC
SOLVENCY CERTIFICATE
November 10, 2016
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1.I am the Chief Financial Officer of Ashford Hospitality Prime, Inc., a Maryland corporation (“Parent”), which is the sole member of each of Ashford Prime OP General Partner LLC, a Delaware limited liability company (“General Partner”) and Ashford Prime OP Limited Partner LLC, a Delaware limited liability company (“Limited Partner”), and General Partner is the sole general partner of Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (“Borrower”), which is the sole stockholder of Ashford Prime TRS Corporation, a Delaware corporation (“Prime TRS Corporation”), and the sole member of Ashford HHC III LLC, a Delaware limited liability company (“HHC III LLC” and together with the Parent, General Partner, Limited Partner, Borrower, and Prime TRS Corporation, the “Loan Parties”).
2.This Solvency Certificate (this “Certificate”) is delivered in connection with that certain Amended and Restated Credit Agreement dated as of November 10, 2016 (as amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder, the “Credit Agreement”), among Borrower, Parent, the Lenders then or thereafter party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
3.    I have reviewed the terms of Sections 4.01(a)(vii) of the Credit Agreement and the term “Solvent” as defined in the Credit Agreement and the other definitions and provisions contained in the Credit Agreement and the other Loan Documents relating thereto and, in my opinion, I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
4.    I, solely in my capacity as Chief Financial Officer of the Parent, and not in my individual capacity, hereby certify that each of the Loan Parties is Solvent on the date hereof and will be Solvent immediately after giving effect to the Credit Agreement.
5.    Terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement.
[Signature page follows.]

Exhibit K-1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first above written.
ASHFORD HOSPITALITY PRIME, INC.

By:	Name: Deric S. Eubanks Title: Chief Financial Officer

Exhibit K-2